                                                                   EXHIBIT 10.15


                              OPERATING AGREEMENT
                                BY AND BETWEEN
                          COX INTERACTIVE MEDIA, INC.
                                      AND
                          LIVEWORLD PRODUCTIONS, INC.

                                AUGUST 24, 1998

                               TABLE OF CONTENTS
                               -----------------


                                                                                        PAGE
                                                                                        ----
TABLE OF CONTENTS                                                                         1

INTRODUCTION AND RECITALS                                                                 2

1.  DEFINITIONS                                                                           2

2.  CREATION, DEVELOPMENT, INTEGRATION AND OPERATION OF THE SERVICES                      6

       -  General Concept                                                                 6

       -  LWP Obligations                                                                 7

       -  CIM Obligations                                                                12

       -  Exclusivity                                                                    13

       -  Future Services Integration                                                    14

       -  Timeline                                                                       15

       -  Approval and Removal of Content                                                15

       -  Registration, Collection, Reporting, Ownership, Use and Mining
          of End User Data.                                                              16

       -  Use of Trademarks                                                              19

       -  Ownership of Content                                                           19

3.  PROMOTION AND MARKETING                                                              19

4.  ADVERTISING INVENTORY AND REVENUE ALLOCATIONS, SALES AND OTHER FINANCIAL TERMS       21

5.  ALTERNATE RESPONSIBILITIES, GUIDELINES AND FINANCIAL TERMS                           34

6.  MOST FAVORED NATION                                                                  38

7.  TERM, RENEWAL AND TERMINATION                                                        38

8.  REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATIONS                                  38

9.  GENERAL PROVISIONS                                                                   40

10. SIGNATURES                                                                           43

EXHIBITS                                                                                 44

       List of Exhibits                                                                  44
       Exhibits A-T                                                                      45


        08/26/98              LiveWorld Productions, Confidential         Page 1

                                 INTRODUCTION
                                 ------------

     This Operating Agreement (this "Agreement"), effective as of August 24, 1998 (the "Effective Date"), is made and entered into by and between LiveWorld Productions, Inc., a California corporation ("LWP"), with offices at 307 Orchard City Drive, Suite 350, Campbell, California, and Cox Interactive Media, Inc., a Delaware corporation ("CIM"), with offices at 530 Means St., Suite 200, Atlanta, Georgia 30318.

                                   RECITALS
                                   --------

     WHEREAS, LWP owns and operates certain Internet sites and services available through the World Wide Web (the "Web"), including the Talk City Service (as defined below) and the OnNow Service (as defined below) (collectively, the "LWP Services"), and is seeking to cross-integrate these Internet sites and services with partners; and

     WHEREAS, CIM owns and operates certain Internet sites and services available through the Web, and owns or creates other products and services, and is seeking to integrate into such Internet sites and services certain online community services; and

     WHEREAS, CIM and LWP desire to create, develop and market co-branded online community services that will be cross-linked between the Talk City Service and/or the OnNow Service and the Web sites of CIM, in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LWP and CIM agree as follows:

1.   DEFINITIONS. The following definitions shall apply to this Agreement.
     -----------

     1.1 ADVERTISING. "Advertising" shall mean all online advertisements, including but not limited to banner ads, "intermercials," and Sponsorships (as defined below). "Advertising Revenue" shall mean gross revenue charged to and received from each advertiser by LWP, CIM or an Other Partner (as defined below) for the sale of Advertising in the CIM Talk City Service (as defined below), the CIM Talk City Joint Content Areas (as defined below), the CIM OnNow Service (as defined below), the Talk City Service (as defined below), or the OnNow Service (as defined below), or, if appropriate, the CIM Specific Areas (as defined below). "Advertising Inventory" shall mean all Advertising allocated to CIM, LWP or, if appropriate, an Other Partner.

     1.2 CHAT. "Chat" shall mean an online chat among End Users originating from one or more online services.

     1.3 CIM ONNOW SERVICE. "CIM OnNow Service" shall mean the CIM OnNow co-branded pages and Internet services providing a version of the OnNow Service, which End Users access from links on CIM Sites and which shall be created, maintained and operated pursuant to this Agreement.

          The CIM OnNow Service (i) shall include the full range of OnNow functionalities, including but not limited to event guide, event search, newsletters, and alerts, (ii) shall include the full range of OnNow content and services, (iii) in some cases, by mutual agreement of CIM and LWP, may include additional functions and content not available on the OnNow Service, (iv) may exclude, as CIM may determine from time to time at its discretion, functions and content that are available on the Talk City Service or the OnNow Service and (v) shall have a customized presentation such that End Users see a co-branded display of the service and in some cases, by mutual agreement of CIM and LWP, a customized display of the service's elements, such as, but not limited to, promotional and featured content or banner ads.

     1.4 CIM SITES. "CIM Sites" shall mean Web sites and/or Internet services owned, operated, managed, distributed, authorized to be distributed, promoted or licensed by or through or otherwise affiliated with CIM or any CIM-Related Entity. A list of all current CIM Sites that will be cross-integrated with the Talk City Service and/or the OnNow Service (which list shall be subject to addition, amendment and modification by CIM at any time in accordance with Section 2.2.1) is attached hereto as EXHIBIT A.

     1.5 CIM SPECIFIC AREAS. "CIM Specific Areas" shall mean the specific room, rooms, or areas, including bulletin boards and auditorium events, within the Talk City Service, the OnNow Service and the CIM Talk City Joint Content Areas which are authorized and/or created with the cooperation of CIM which contain certain branding, CIM designated links, CIM technologies and/or content from the CIM Sites or any of CIM's Related Entities to be provided by CIM in its sole discretion, to which CIM or LWP directs End Users pursuant to this Agreement.

     1.6 CIM TALK CITY AREAS. "CIM Talk City Areas" shall mean the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas.

     1.7 CIM TALK CITY JOINT CONTENT AREAS. "CIM Talk City Joint Content Areas" shall mean the CIM and Talk City and CIM and OnNow co-branded content areas within the Talk City Service, the CIM Talk City Service, the OnNow Service and the CIM OnNow Service that may be jointly created by LWP and CIM, and both of which shall be designated as "CIM Talk City Joint Content Areas" by mutual agreement of LWP and CIM in accordance with the procedures described in EXHIBIT B and to which End Users will be able to gain access and be linked to from either the LWP Services or the CIM Sites. The version of the CIM Talk City Joint Content Areas viewed by a particular End User may depend on the way that End User accesses such CIM Talk City Joint Content Area. The versions of the CIM Talk City Joint Content Area accessed from CIM Sites shall be known as "CIM-linked Talk City Joint Content Areas," while the versions not accessed from CIM Sites shall be known as "General CIM Talk City Joint Content Areas."

     1.8 CIM TALK CITY SERVICE. "CIM Talk City Service" shall mean the CIM and Talk City co-branded pages and Internet services providing a version of the Talk City Service, which End Users access from links on CIM Sites and which shall be created, maintained and operated pursuant to this Agreement.

          The CIM Talk City Service (i) shall include the full range of Talk City functionalities, including but not limited to Chats, Chat forums and events, home pages/personal publishing tools, discussion boards, instant messaging, bulletin boards and "buddy lists," (ii) shall include the full range of Talk City content and services, (iii) in some cases, by mutual agreement of CIM and LWP, may include additional functions and content not available on the Talk City Service, (iv) may exclude, as CIM may determine from time to time at its discretion, functions and content that are available on the Talk City Service or the OnNow Service and (v) shall have a customized presentation such that CIM End Users see a co-branded display of the service and in some cases, by mutual agreement of CIM and LWP, a customized display of the service's elements, such as, but not limited to, promotional and featured content or banner ads.

     1.9 END USER. "End User" shall mean any person or entity which accesses any online site or service. End Users accessing the CIM Talk City Service, the CIM OnNow Service, the CIM Talk City Joint Content Areas, or otherwise from CIM Sites shall be called "CIM End Users." End Users accessing the Talk City Service or the OnNow Service, but not the CIM versions of such services, and not from Other Partner Sites, shall be called "LWP End Users". End Users accessing the Talk City Service or the OnNow Service from Other Partner Sites will be called "Other Partner End Users."

     1.10 EXCESS INVENTORY. "Excess Inventory" shall mean Advertising Inventory allocated to CIM or LWP as described in SECTION 4.3.2 ADVERTISING INVENTORY SPLITS (i) that such party is unable to sell prior to the day before the date on which such Advertising Inventory is first scheduled to run or (ii) upon declaration or designation by the party to which such Advertising Inventory was originally allocated pursuant to SECTION 4.3.2 ADVERTISING INVENTORY SPLITS.

     1.11 HEARST AGREEMENT. "Hearst Agreement" shall mean the Hearst-Talk City Community Services Agreement, to be entered into by and between LWP and Hearst Corporation ("Hearst"). "Hearst Area" shall mean the Hearst/Talk City Area or Areas, as defined in the Hearst Agreement.

     1.12 INVESTOR. "Investor" shall mean any company that has made or makes an investment in any series of preferred stock of LWP.

     1.13 LWP-BRANDED ONLINE STORES. "LWP-branded Online Stores" means the e-commerce areas on the Talk City Service (as defined below) that sell products branded with Talk City or OnNow marks, logos or brands or branded with other LWP-owned marks, logos or brands.

     1.14 LWP GENERAL AREAS. "LWP General Areas" shall mean, collectively, any and all "generic" areas within the LWP Services (as defined below) that are not co-branded with CIM or any Other Partner (as defined below) in a manner that is substantially similar to the co-branding arrangement contemplated hereunder for the CIM versions of the LWP Services (including, but not limited to, the CIM Talk City Service and the CIM OnNow Service) and does not contain content from or supplied by CIM.

     1.15 LWP SERVICES. "LWP Services" means collectively, the Talk City Service, the OnNow Service, future online sites operated by LWP and any derivative or co-branded versions of all such services including the CIM versions.

     1.16 NBC AGREEMENT. "NBC Agreement" shall mean the NBC-Talk City Chat Services Agreement, dated August 17, 1998, by and between LWP and NBC Multimedia, Inc. ("NBC"). "NBC Area" shall mean the NBC/Talk City Area or Areas, as defined in the NBC Agreement.

     1.17 ONNOW SERVICE. "OnNow Service" shall mean the Web service owned and operated by LWP under the brand name "OnNow" which provides a guide to live events on the Internet and commercial online services.

     1.18 OTHER PARTNERS. "Other Partners" (or individually, an "Other Partner") shall mean other companies (which may include Investors) with whom LWP has or forms site integration relationships or other relationships relating to the development of content for the LWP Services or for the distribution of End User traffic to or from the LWP Services. "Other Traffic Partners" shall mean Other Partners that, in CIM's reasonable judgment, provide or have the potential to provide substantial amounts of End User traffic to the LWP Services and the CIM Talk City Areas. "Other Content-only Partners" shall mean Other Partners, including but not limited to NBC or Hearst, who have not agreed to split Advertising Inventory with LWP or third parties, including CIM, with respect to Other Partner Joint Content Areas (as defined in Section 4.3.1 hereof).

     1.19 OTHER PARTNER SITES. "Other Partner Sites" shall mean the sites of Other Partners from which End Users may access the Talk City Service and the OnNow Service.

     1.20 RELATED ENTITY. "Related Entity" shall mean any affiliate of LWP or CIM, as the case may be. As used herein, an "affiliate" of a specified entity means any other person or entity (i) that directly or indirectly controls, is controlled by or is under common control with such specified entity or (ii) of which the specified entity owns, directly or indirectly at least 5% of the equity interests of such other person or entity.

     1.21 SPONSORSHIP. "Sponsorship" shall mean the payment by one or more persons or entities, of all or substantially all of the advertising or other costs associated with a specific event, program, forum or service or series of such specific events, programs, forums or services.

     1.22 TALK CITY SERVICE. "Talk City Service" shall mean the Web community service owned and operated by LWP under the brand name "Talk City."

     1.23 TERMS OF SERVICE OR CODE OF CONDUCT. The "Terms of Service or Code of Conduct" shall mean any terms of service and code of conduct governing Chats and content on any LWP Services which have been approved by CIM for use with respect to the CIM Talk City Service areas and CIM Talk City Joint Content Areas. A copy of the Terms of Service and Code of Conduct, current as of the date hereof and which has been approved by CIM, is attached hereto as EXHIBIT N.

     1.24 TRANSACTION REVENUE. "Transaction Revenue" shall mean revenue earned, received and collected on the transactional sale of goods and services on online services.

          "Partner Transaction Revenue" shall mean the commissions paid by transaction service partners to LWP or CIM on Transaction Revenue earned by those partners in the LWP Services or CIM Sites, as the case may be. For LWP Services, such Transaction Revenue shall be called "LWP Partner Transaction Revenue" and for CIM Sites, such Transaction Revenue shall be called "CIM Partner Transaction Revenue."

          "LWP Store Transaction Revenue" shall mean the gross Transaction Revenue involving End Users of the LWP Services and earned by LWP in the LWP-branded Online Stores on the Talk City Service, meaning LWP recognizes, receives and collects the gross Transaction Revenue and closes the transaction sale, and not meaning when an LWP transaction partner is recognizing, receiving and collecting the gross Transaction Revenue.

          "CIM E-commerce Site Transaction Revenue" shall mean the Transaction Revenue earned by CIM from CIM e-commerce sites for e-commerce transactions involving End Users; provided, however, that revenue splits may be paid by CIM for such CIM E-Commerce Site Transaction Revenue for transactions involving End Users from the general versions of the Talk City Service, the OnNow Service and Other Partner versions of such LWP services, but not from the CIM Talk City Service, the CIM OnNow Service or the CIM Talk City Joint Content Areas.

          "E-commerce" transactions involving a LWP End User or a CIM End User shall mean a commercial transaction in which an End User purchases goods or services online, either directly from LWP or CIM, as the case may be, or from a third party (with whom LWP or CIM, as the case may be, have a revenue or fee sharing relationship or other similar contractual relationship) by way of a hypertext or graphical link from the LWP Services or a CIM Site, as the case may be.

2.   CREATION, DEVELOPMENT, INTEGRATION AND OPERATION OF THE SERVICES.
     -----------------------------------------------------------------

     2.1 GENERAL CONCEPT. LWP with the collaboration of CIM will implement the CIM Talk City Service and the CIM OnNow Service, which CIM will then integrate into select

          CIM Sites. Select CIM Sites will be integrated by LWP and CIM into the CIM Talk City Service and/or CIM OnNow Service and/or the Talk City Service and/or the OnNow Service.

     2.2  LWP OBLIGATIONS.

          2.2.1 LWP SERVICE IMPLEMENTATION OF THE CO-BRANDED SERVICES. LWP shall create, maintain and provide CIM and CIM-Related Entities (and their affiliates and licensees) with the CIM Talk City Service and CIM OnNow Service to be cross-integrated with the CIM Sites listed in EXHIBIT A and with such other sites and services as CIM may request to add to EXHIBIT A (which may include Web sites of third parties for which CIM wishes to license content, including the Talk City Service and the OnNow Service), subject to (i) commercial reasonableness for LWP to implement the requested service and its integration, (ii) compliance with the LWP standards as described in EXHIBIT N (or an updated version of such standards containing only such modifications as may have been mutually agreed to by LWP and CIM to the version attached as EXHIBIT N), and (iii) the absence of any legal conflict with any other then-current obligations of LWP and excluding sites of Direct LWP Competitors as listed on EXHIBIT L. The CIM. Sites listed in EXHIBIT A and such other sites and services as CIM may request to add to Exhibit A (which may include Web sites of third parties for which CIM wishes to license content, including the Talk City Service and the OnNow Service), will be linked into the Talk City Shops area of the Talk City Service and be regularly and prominently promoted in appropriate shopping venues on the Talk City Service and the CIM Talk City Service, subject to each of (i) the revenue sharing clauses in SECTION
                 4.4 TRANSACTION REVENUE SHARING (ii) the most favored nations status clauses in SECTION 2.2.2 LINKS AND ON SITE PROMOTIONAL SPOTS and (iii) the exclusivity clauses in SECTION 2.4 EXCLUSIVITY.

                 Cross-integration of the services shall include, but not be limited to: (i) cross-linking of each of the overall CIM Talk City Service and CIM OnNow Service from and to the CIM Sites and (ii) cross-linking of specific subsets of the CIM Talk City Service and CIM OnNow Service to and from specific subsets of CIM Sites, whether they be on the basis of function (for example, chat, home pages, instant messages, message boards) and/or content type (for example, College Community, Local Community).

                 Customization of the CIM Talk City Service and the CIM OnNow Service shall include but not be limited to (i) CIM co-branding, (ii) links, promotional spots, calendar and event listings, as may be reasonably requested by CIM and can be implemented, in LWP's judgment, in a manner reasonably consistent with the overall design strategy and implementation of the Talk City and OnNow services, and (iii) exclusion of links and promotional spots as may be reasonably requested by CIM and reasonably implemented by LWP. LWP will list all CIM Talk City Joint Content Areas and scheduled events relating to the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow

                 Service in the normal places such areas and events are listed in Talk City, in both the CIM Talk City Service and the Talk City Service and in the CIM OnNow Service and the OnNow Service; provided, however, that Other Partners may choose to exclude such listings on their versions of the Talk City Service and/or the OnNow Service.

                 LWP will also provide hypertext and/or graphical links to the CIM Sites listed in EXHIBIT A from the content-relevant areas of the Talk City Service and the OnNow Service subject to their being reasonably consistent with the overall design strategy and implementation of the Talk City Service and the OnNow Service. All such integration will be part of the general implementation of the Talk City Service and the OnNow Service, respectively; provided, however, that LWP reserves the right to exclude from specific implementations of the Talk City Service and/or the OnNow Service or subsets thereof, any and all aspects of the CIM Sites, the CIM Talk City Service, the CIM Talk City Joint Content Areas, and the CIM OnNow Service, including but not limited to links and promotional spots, if a LWP client (e.g., a sponsor or corporate services client) or Other Partner specifically requests that these elements be excluded from the implementation LWP is producing for that client or Other Partner. The preceding proviso refers to the general Talk City Service and OnNow Service and implementations thereof for LWP's clients and Other Partners. It does not refer to or allow exclusions from the CIM Talk City Service or the CIM OnNow Service.

                 Examples of the general concept of the CIM Talk City Service and the CIM OnNow Service, including the structure, customization and cross-linking, are included in EXHIBIT C. These examples are meant to illustrate such general concept, and the specifics in these examples may or may not be actually implemented.

                 LWP and CIM shall cooperate in good faith to develop such CIM Talk City Joint Content Areas as the parties may mutually agree to in accordance with the procedures described in EXHIBIT B. CIM may request that new sites or services be designated as CIM Talk City Joint Content Areas subject to (i) commercial reasonableness for LWP to implement the requested site or service and its integration, (ii) compliance with the LWP standards as described in EXHIBIT N (or an updated version of such standards containing only such modifications as may have been mutually agreed to by LWP and CIM to the version attached hereto as EXHIBIT N) and (iii) subject to not creating a legal conflict with any other then-current obligations of LWP. Examples of the general concept of the CIM Talk City Joint Content Areas, including the structure, customization and cross-linking, are included in EXHIBIT D. These examples are meant to illustrate such general concept, and the specifics in these examples may or may not be actually implemented.

                 The CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas shall be accessible by CIM End Users from CIM Sites. The CIM Talk City Joint Content Areas will be accessible to LWP End Users via the Talk City Service or the OnNow Service. LWP will make the CIM Talk City Joint Content Areas generally available to LWP End Users and Other Partner End Users; provided, however, that LWP clients (e.g. sponsors and/or corporate services clients) and Other Partners may have the right to exclude the CIM Talk City Joint Content Areas from specific implementations of the Talk City Service or subsets thereof for those clients and Other Partners, in which case the CIM Talk City Joint Content Areas might not be displayed to the End Users of those implementations.

                 LWP will work with CIM to create all versions of the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow Service using material to be supplied by CIM and CIM's licensors, suppliers and agents. CIM and LWP agree that the overall implementation and in particular the customization of the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas, and each version thereof, will be subject to CIM's final written approval of all aspects thereof and any and all elements contained therein.

                 LWP shall retain total control of the main Talk City Service and OnNow Service and its presentation to LWP End Users and to Other Partner End Users.

          2.2.2 LINKS AND ON SITE PROMOTIONAL SPOTS. LWP agrees to provide CIM-branded hypertext and/or graphical links from the top levels on the home page of both the Talk City Service and the OnNow Service to the CIM Sites listed in EXHIBIT A. The size and placement of these links which shall be mutually agreed upon by the parties with the understanding that the final result must be consistent with the then current overall Talk City Service or OnNow Service design strategy and implementation and, in any case, LWP will have final decision and approval on the specifics. If multiple CIM Sites are to be linked, this may be done via a pull down menu, by a link leading to a page with a list of links or in any other manner that may be agreed upon by the parties. An example of the general concept of the linking to CIM Sites at the top level of the Talk City Service is provided in EXHIBIT C. This example is meant to illustrate such general concept, and the specifics in these examples may or may not be actually implemented.

                 Additional specific links to the CIM Sites in EXHIBIT A, if any, to be provided in the Talk City Service, OnNow Service, CIM Talk City Service, CIM Talk City Joint Content Areas and/or CIM OnNow Service are listed in EXHIBIT E. All such links will be two-way, meaning if there is a link from the LWP Service to the CIM Site, there will also be a comparable link back from the CIM Site to the corresponding CIM Talk City Service or CIM OnNow Service.

                 In general, LWP shall grant to CIM most favored nations status with Investors and preferential treatment compared to Other Partners that are not Investors with regard to the placement, positioning and size of links, the content for the Talk City Service and/or the OnNow Service supplied by CIM, such Investors and/or such Other Partners that are not Investors, and also for the promotional treatment of the CIM Talk City Joint Content Areas; provided, however, that it is understood that this most favored nations status applies to links to CIM, Investor and/or Other Partner owned and operated sites and services and content from CIM, such Investors and/or such Other Partners in general, and LWP may provide preferential promotional treatment to specific non-CIM content and events that in LWP's good faith judgment is of greater overall value to End Users, advertisers or the LWP Services.

          2.2.3 SYSTEM INFRASTRUCTURE AND SOFTWARE. LWP will provide all necessary facilities, servers, connectivity and related equipment and technology required to operate and host the CIM Talk City Areas, including any bulletin boards, "buddy lists," instant messaging, chat events, home pages, event guides or other Talk City and OnNow services, on LWP's Internet servers and will ensure that such resources will support any LWP services technology which CIM reasonably requests that LWP use or support in connection with the CIM Talk City Service, the CIM Talk City Joint Content Areas and/or the CIM OnNow Service during the term of this Agreement. LWP agrees that, at all times during the term of this Agreement, the system resources it provides for the CIM Talk City Areas shall be sufficient to support and manage all simultaneous End Users who wish to use said services, at any time, within commonly accepted industry expectations for performance.

                 LWP shall provide a means for End Users to download the software required, if any, at no cost, for their general participation in the CIM Talk City Service and the CIM OnNow Service; provided, however, that if special LWP or third party commercial software is required for any specific special or premium service participation, then the End Users may be required to pay standard fees, if any, for such software and/or participation. Nothing in this Agreement shall be construed as a license to CIM of any rights in or to such software. LWP shall operate and maintain the Talk City Service, the CIM Talk City Service, the OnNow Service and the CIM OnNow Service in a high-quality manner which will be at least consistent with LWP's then-current Terms of Service or Code of Conduct.

                 LWP shall bear all the costs of providing the general CIM Talk City Service, the CIM Talk City Joint Content Areas, the CIM OnNow Service and other services which it is obligated to provide hereunder; provided, however, if the two parties mutually agree otherwise for LWP to provide additional services at a charge to CIM, then CIM will pay such charges.

          2.2.4 CHAT HOSTS AND COMMUNITY LEADERS. LWP shall be primarily responsible for recruiting, engaging, training and compensating all paid or volunteer hosts, personalities, content area experts, producers and/or standards advisors for the chats and community leadership roles in the CIM Talk City Service. CIM may, at its sole discretion, provide personalities, hosts and other content area experts for Chats taking place within the CIM Talk City Service or information for display in the CIM OnNow Areas.

                 Notwithstanding the foregoing, LWP shall provide, at no additional cost to CIM, LWP's standard monitoring oversight services for all chats in the CIM Talk City Service through and by LWP's City Conference Crew ("CCCs") and LWP's Community Standard Advisors ("CSAs"), and other such resources consistent with LWP's approach to the overall Talk City Service.

                 LWP shall provide other chat hosting services for the CIM Talk City Service (including without limitation assistance in recruiting, engaging and basic training of qualified personnel as chat hosts on an ongoing basis, within the standard LWP practices and approaches), as may be reasonably requested by CIM and subject to (i) commercial reasonableness for LWP to do so or (ii) CIM paying the incremental cost of LWP to provide such services.

                 LWP will not be obligated to provide moderation for any bulletin boards or other similar services which CIM chooses to include within the CIM Talk City Service, but CIM may choose to supervise such bulletin boards or similar services itself if and when it wishes and if it does so, will do so under the general supervision, rules and guidelines of the Talk City community management team and the LWP Code of Conduct.

          2.2.5 TRANSCRIPTS. LWP agrees to supply CIM with text-based transcripts of any special event Chats or other special events on the Talk City Services for posting on the CIM Sites.

          2.2.6 TECHNOLOGY. LWP and CIM agree to generally work together to utilize and showcase each other's technologies in the implementation of the Talk City Service, the OnNow Service, the CIM Talk City Service and the CIM OnNow Service subject to the commercial reasonableness for each of the respective parties. Technologies that the parties specifically agree to utilize and showcase and any specific requirements related to that use are listed in EXHIBIT F; provided, however, that for the general Talk City Service and the general OnNow Service, if a LWP client (e.g., a sponsor or corporate services client) or an Other Partner specifically requests that the utilized or showcased CIM technologies be excluded from the specific service implementations (or subsets thereof) that LWP is creating for those clients or Other Partners, then LWP is allowed to so exclude said technologies from those implementations.

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

          2.2.7 ACCESS TO LWP BOOKING AGENT. LWP shall provide CIM with access to LWP's booking agents to assist CIM in booking Chat guests for Chat events or programs on and in the CIM Talk City Service, with the understanding that such access is subject to the terms and conditions of LWP's agreements with those agents and that CIM shall bear any incremental costs associated with CIM-specific activities.

          2.2.8 ADDITIONAL LWP OBLIGATIONS. Additional LWP obligations relating to service or product implementation, including but not limited to the development and updating of instant messaging capabilities, are listed in EXHIBIT G.

     2.3  CIM OBLIGATIONS.

          2.3.1 CIM SERVICE IMPLEMENTATION OF THE CO-BRANDED SERVICES. CIM will collaborate, provide input and appropriate materials and otherwise cooperate with LWP in the creation, ongoing development, management and promotion of the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow Service.

                 CIM will integrate the CIM Talk City Service as the featured community service (themed communities, chat, home pages, etc.) and the CIM OnNow Service as the featured online events guide in the CIM Sites listed in EXHIBIT A. Examples of the general concept of this are included in EXHIBIT H. These examples are meant to illustrate such general concept, and the specifics in these examples may or may not be actually implemented.

          2.3.2 LINKS AND ON SITE PROMOTIONAL SPOTS. CIM agrees to provide, for the term hereof, a Talk City-branded hypertext and/or graphical link and an OnNow-branded hypertext and/or graphical link to the CIM-co-branded versions of those services (the CIM Talk City Service and the CIM OnNow Service, respectively) on the top primary Home Page of the CIM Sites listed in EXHIBIT A and in other appropriate areas in those sites. The size and placement of these links shall be mutually agreed upon by the parties with the understanding that the final result must be consistent with the then current overall CIM design strategy and implementation and, in any case, CIM will have final decision and approval on the specifics. Additional specific links required on the part of CIM are listed in EXHIBIT I. In general, these links correspond to the links from LWP Services as described in SECTION 2.2.2 LINKS AND ON SITE PROMOTIONAL SPOTS and EXHIBIT E.

                 In general, CIM shall grant to LWP most favored nations status with other CIM content and distribution partners with regard to the placement, positioning and size of links from the CIM Sites to the CIM Talk City Service and CIM OnNow Service; provided, however, that it is understood that this most favored nations status applies to LWP links in general, meaning that CIM may provide preferential promotional treatment to specific content or services of CIM content

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

                 and distribution partners that in CIM's good faith judgment are or greater overall value to End Users, advertisers or the CIM Sites.

          2.3.3 ADDITIONAL CIM OBLIGATIONS. Additional CIM obligations relating to service or product implementation, if any are listed in and attached hereto as EXHIBIT J.

     2.4  EXCLUSIVITY.

          2.4.1 GENERAL CONCEPT. CIM and LWP may agree to feature any or all of each other's sites or services on an exclusive basis on a site or service specific basis, meaning that they will not feature any other substantially similar third party site or service. Sites or services that will be featured exclusively will be listed in EXHIBIT K.

          2.4.2 LWP EXCLUSIVITY. For the CIM Sites listed in EXHIBIT K (which must be the same list or a subset of the list of CIM Sites in EXHIBIT A) and for such other CIM Sites as may from time to time be added to EXHIBIT A and EXHIBIT K by mutual consent of the two parties, LWP will provide Talk City Service integration and OnNow Service integration on an exclusive basis, meaning LWP will not develop and manage a co-branded version of the Talk City Service and/or the OnNow Service for any other third party Direct CIM Competitors to those CIM Sites listed in EXHIBIT K, including the specific Direct CIM Competitors listed in EXHIBIT L or as may be added from time to time to EXHIBIT L by mutual agreement of the two parties, with the understanding that such agreement will not be unreasonably withheld. It is understood that "Direct CIM Competitor" in this case refers to Internet sites specifically focused on the same locality or subject matter as the CIM Sites listed in EXHIBIT K and not to a larger aggregation or content site that among other things includes such competitive content outside of its primary focus.

                 This exclusivity provision is meant to apply to work with other third party companies and does not preclude LWP from any type of content or function implementation for its services that is developed and managed internally by LWP; provided, however, that the exclusivity provision does preclude LWP from operating a local content destination or local content based portal aggregation site, meaning sites that focus on local content with professional editorial focused on local content and/or local content aggregation as the main point of the site. It is understood that this does not refer to local oriented community online services such as chats, discussion boards and home pages. It is further understood that this exclusivity provision does not apply to member generated content such as member chat rooms and discussion boards, Chat @ Talk City Rooms or Talk City Home Pages. This exclusivity provision shall not preclude LWP from providing Talk City Service integration and/or OnNow Service integration to any other major Investor in LWP, to that major Investor's affiliates and subsidiaries or to any companies that said major Investor has a ten percent (10%) or greater ownership position in, or any additional exceptions specifically listed in EXHIBIT K.

          2.4.2 CIM EXCLUSIVITY. For the CIM Sites listed in EXHIBIT K (which must be the same list as or a subset of the list of CIM Sites in EXHIBIT A), and for such other CIM Sites as may from time to time be added to EXHIBIT A and EXHIBIT K by mutual consent of the two parties, CIM will integrate and feature on an exclusive basis the community services that are provided to it by LWP through its CIM Talk City Service and its CIM OnNow Service, meaning CIM will not integrate any other third party community services into those CIM Sites listed in EXHIBIT K that are Direct LWP Competitors to the Talk City Service and the OnNow Service, including the specific Direct LWP Competitors listed in EXHIBIT L or as may be added from time to time to EXHIBIT L by mutual agreement of the two parties, with the understanding that such agreement will not be unreasonably withheld; provided, however, that it is understood that "Direct LWP Competitor" in this case refers to Internet sites specifically focused on the same subject matter as the Talk City Service and/or the OnNow Service, not to a larger aggregation or content site that among other things includes such competitive content outside of its primary focus. For example, if CIM is integrating and featuring Disney Blast or Excite Search services which happen to include as a secondary element a Chat function and/or event listing service, this would not be considered a Direct LWP Competitor to the Talk City Service or the OnNow Service; provided, however, that if specific sites or specific subsets of sites are listed in EXHIBIT L as Direct LWP Competitors, then those sites or subsets of sites will be considered Direct LWP Competitors.

                 The exclusivity provision is meant to apply to work with other third party companies and does not preclude CIM from any type of content or function implementation for its services that is developed and managed internally by CIM.

                 The two parties may from time to time, by mutual agreement, add or subtract sites from EXHIBIT K and/or EXHIBIT L.

     2.5  FUTURE SERVICE INTEGRATION.

          2.5.1 GENERAL CONCEPT. LWP agrees to support future CIM services with Talk City and OnNow integration subject to the reasonableness of doing so and CIM agrees to make a good faith effort to consider integrating future LWP services in and onto CIM Sites, subject to the reasonableness of doing so.

          2.5.2 LWP INTEGRATION WITH FUTURE CIM SITES. LWP agrees to provide the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow Service to be integrated with any CIM Sites that will be added to EXHIBIT A in the future (which may include Web sites of third parties for which CIM wishes to license content, including the Talk City Service and/or the OnNow Service),

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

                 under the terms of this Agreement and subject to (i) the commercial reasonableness for LWP to do so, (ii) cross-links with the future CIM Sites would be implemented in a manner consistent with the terms of this Agreement, (iii) compliance with the LiveWorld standards as described in EXHIBIT N hereof (or an updated version of such standards containing any such modifications as may have been mutually agreed to by LWP and CIM to the version attached as EXHIBIT N) and (iv) any then-current legal conflicts that might arise due to such implementation.

          2.5.3 CIM INTEGRATION OF FUTURE LWP SERVICES. CIM agrees to a make a good faith effort to consider integrating future LWP services into CIM's future online services, subject to (i) the commercial reasonableness for CIM to do so, (ii) cross-links with the future LWP services would be implemented consistent with the terms of this Agreement, (iii) compliance of the new LWP services with CIM's then current standards of services as described in EXHIBIT N hereto (or an updated version of such standards containing only such modifications as may have been mutually agreed to by LWP and CIM to the version attached as EXHIBIT N) and (iv) any then current legal conflicts that might arise due to the implementation; provided, however, that CIM retains the right, in its sole discretion, not to integrate LWP services in future CIM services and/or to integrate other non-LWP services.

          2.5.4 NOTIFICATION AND ACKNOWLEDGMENT. Such future services will need to be added to EXHIBITS A and EXHIBIT K, as appropriate, by CIM and LWP upon notification and mutual acknowledgment of these new sites and services and the mutual intent to integrate them.

     2.6  TIMELINE.

          LWP and CIM shall cooperate in good faith and use commercially reasonable efforts to launch the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow Service as soon as feasible after the date hereof, subject to the commercial availability of the CIM Sites and in the most technically and commercially expedient fashion, based on relevant engineering considerations and giving effect to CIM's preferences in terms of roll-out of particular areas on the Talk City Service and the OnNow Service.

          See EXHIBIT M for a specific timeline.

     2.7  APPROVAL AND REMOVAL OF CONTENT.

          2.7.1 APPROVAL. LWP acknowledges that all material created or used by LWP pursuant to the terms hereof, including in conjunction with the CIM Specific Areas, will be subject to CIM's prior written approval where practical and feasible. In addition, as long as it complies with the terms of SECTION 4.3.2

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

                 LWP SALES RIGHTS, RESPONSIBILITIES AND GUIDELINES, LWP will be required to obtain CIM's prior written approval of any Advertising or promotions which appear in any CIM Specific Areas if feasible and practicable, provided that CIM will have the right to require LWP to remove any such Advertising or promotions appearing in the CIM Specific Areas to which CIM reasonably objects. Any request for such approvals made by LWP may be approved or rejected by CIM in its sole discretion. In the case of Advertising or promotions to be placed in the CIM Specific Areas which CIM permits LWP to sell and for which LWP requests approval, CIM must make its decision within two (2) business days of CIM's receipt of the request from LWP, and if CIM neither approves nor rejects such Advertising or promotion within such time period, then LWP shall have the right to place it within the CIM Talk City Areas until such time as CIM affirmatively requests that LWP remove it therefrom.

          2.7.2 REMOVAL. CIM shall have the right to remove or cause to be removed, from the CIM Talk City Areas any End User information, statements or other material or content that CIM, at its sole discretion, chooses to remove. CIM shall also have the right to de-link or otherwise remove links from the CIM Sites, the CIM Talk City Service, the CIM Talk City Joint Content Areas and/or the CIM OnNow Services, to any content, Chats or web pages at CIM's sole discretion.

                 In addition, LWP shall have the right to remove, or cause to be removed, from the CIM Talk City Areas any information, statements or other material which is not provided by CIM or CIM's licensors, suppliers or agents, if such material is in violation of any terms of LWP's then current Terms of Service or Code of Conduct (current version attached hereto as EXHIBIT N and approved herewith and subject to updates as may be mutually agreed upon by LWP and CIM) which has been approved by CIM for use in connection with the CIM Talk City Areas.

     2.8 REGISTRATION, COLLECTION, REPORTING, OWNERSHIP, USE AND MINING OF END USER DATA.

          2.8.1 REGISTRATION. In general, all End Users accessing the CIM Talk City Areas as well as the End Users coming from the CIM Sites who access other areas of the Talk City Service or the On Now Service will be presented with the opportunity to register their personal chat nickname for use in chatting, message boards or other non-premium Talk City Services. However, at all times during the term of this Agreement, LWP agrees that all End Users of the CIM Talk City Areas will have the right to use such services at no cost as a guest user who will not be required to complete a registration process, provided that CIM acknowledges that any such guest users will not be permitted to participate in Talk City Services using any nicknames reserved by End Users of the Talk City Service who have completed the required registration process. LWP agrees that CIM shall have the reasonable right to customize, if technically feasible, the registration process, including the look and feel thereof, for any End Users of the

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

                 CIM Talk City Areas. In addition, if LWP or CIM determine that End Users should provide personal information in connection with any of the registration processes for the CIM Talk City Areas described above, then the parties must first mutually agree that such registration process is necessary and then mutually agree upon all aspects thereof.

          2.8.2 COLLECTION. LWP shall electronically tag and track each End User as they access and use the CIM Talk City Areas and supply CIM with any aggregate End User data, traffic patterns, and user feedback related to the CIM Talk City Areas, including any use of Talk City Services by End Users coming from CIM Sites, which LWP shall collect on a monthly basis. CIM may make reasonable requests from time to time for LWP to provide it with certain data regarding the CIM Talk City Areas collected from individual End Users, subject to LWP's ability to receive such data.

                 In addition, subject to industry standards on privacy and data use, LWP will make reasonable commercial efforts when it registers End Users and otherwise collects End User data to specifically delineate End Users registering via CIM Talk City Areas and to communicate to such End Users that their individual data will be available to both Talk City (and/or OnNow and/or LWP) and also to CIM. This CIM End User data will be jointly owned by LWP and CIM and each of CIM and LWP may use such data for the purposes of improving their services, for targeting advertising, for communications to the CIM End Users, in the aggregate for reporting information about their services and for any other purpose commonly available to the owners of such data, subject to the Privacy, Information and Communication policies attached hereto as EXHIBIT O.

          2.8.3 REPORTING. LWP shall provide CIM, on a monthly basis, with reports which provide CIM with information collected by LWP during the past month in connection with any of the registration processes described in SECTION 2.8.1 REGISTRATION above or from End Users of the CIM Talk City Areas who come from the CIM Sites who elect to register after accessing any Talk City Service outside of the CIM Talk City Areas (the "Registration Information"). Subject to the terms OF SECTION
                 4.4 TRANSACTION REVENUE SHARING, CIM acknowledges that LWP may offer, in LWP's sole discretion, in the future, certain premium add-ons and services related to the Talk City Services; provided, however, that if such premium add-ons and services are offered or made available to End Users within the CIM Talk City Areas, then such offers and promotions thereof will be subject to the approval of CIM and if so approved will be no more costly to the End Users coming from the CIM Talk City Areas than to users coming from other areas of the Talk City Service.

                 LWP shall also provide, on a monthly basis, CIM with reports on individual CIM End User data regarding the CIM Talk City Areas, subject to LWP's ability to receive data and disclosure permissions from the CIM End-Users. LWP shall also make available to CIM, on a monthly basis or as CIM may reasonably request from time to time, all other aggregate Talk City and OnNow End User data, including without limitation data made available to LWP through its relationships with its Other Partners and Investors, subject to CIM and/or LWP mutually agreeing with those Other Partners and Investors to share such data with CIM and providing that such sharing does not violate the Privacy and Information Policies in EXHIBIT O. CIM will use this data on a confidential basis, but may report it in the aggregate as part of overall reporting on CIM's services.

                 Additionally, on request, LWP will supply CIM with any aggregate End User data, traffic patterns and user feedback related to the CIM Talk City Areas which LWP shall collect on a monthly basis. LWP shall not make data or information on a CIM-specific basis available to any other person or entity and shall otherwise keep all such data and information confidential and treat it as "Confidential Information" subject to the provisions of SECTION 9.9 CONFIDENTIALITY of this Agreement.

                 Finally, LWP will also make available to CIM LWP's data analysis of the aggregate Talk City Service and aggregate OnNow Service data and LWP's data analysis of the CIM Talk City Areas.

                 In the event of the termination of this Agreement, LWP will provide to CIM an electronic copy of the collected and archived data and data analysis on registered End Users of the CIM Talk City Areas as of the date of termination of this Agreement.

                 All data to which CIM is entitled to be furnished hereunder shall be in formats and in accordance with such technical specifications as may be reasonably requested by CIM and that is practical for LWP to provide. LWP will provide such data in the formats and according to the specifications listed in and attached hereto as EXHIBIT P.

          2.8.4 OWNERSHIP AND USE OF END USER INFORMATION. LWP and CIM shall jointly own all Registration Information and other information collected from End Users in connection with the CIM Talk City Areas. Subject to the attached LWP Privacy and User Information Policies (see EXHIBIT O for LWP's Privacy and User Information Policies, current as of the date of this Agreement), and in any case, all End Users shall be informed, via the LWP Privacy and User Information Policies or otherwise, before registering or submitting personal data and information, on how Registration Information or other information may be used by either CIM or LWP, and will be provided with the option of declining to receive any or all of the mailings or other services offered by either CIM or LWP. Both parties shall be permitted to use such Registration Information and other information for marketing and other purposes so approved through written

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

                 notice by each party; provided, however, that no individual End User data shall be released to any third party without the express advance permission of such End User, and neither party shall be allowed to use End User data for direct marketing or direct solicitation purposes without the prior written consent of the other party.

     2.9 USE OF TRADEMARKS. LWP and CIM each acknowledge and agree that: (i) each party's trade names and trademarks are and shall remain the sole property of such owning party; (ii) nothing in this Agreement shall confer any right of ownership in the other party's trade names and trademarks; and (iii) each party may use the other's appropriate trade names and trademarks within their online services and within their sales and marketing material subject to prior ongoing approval by the party that owns the trade names and trademarks involved and otherwise in accordance with SECTION 3 PROMOTION AND MARKETING below.

     2.10 OWNERSHIP OF CONTENT. Except for material previously owned by LWP and provided for use hereunder and the material described IN SECTION 2.8.4 OWNERSHIP AND USE OF END USER INFORMATION, CIM and its licensees, suppliers, agents and Related Entities, as appropriate, will own all rights to the material in the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas that is supplied or created by CIM or such licensees, suppliers, agents and Related Entities for use therein.

3.   PROMOTION AND MARKETING.
     ------------------------

     3.1 GENERAL CONCEPT. CIM and LWP agree to co-market the CIM Talk City Areas and the relationship between the companies with the goal of growing these services and the two companies' other respective services and with marketing program specifics to be agreed on mutually by the two companies. LWP agrees to provide CIM and its designees with a number of advertising impressions, in accordance with the terms and conditions detailed in SECTION 3.6 PROMOTIONAL CONSIDERATION below.

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

     3.2  USE OF TRADEMARKS, LOGOS AND MATERIAL.

          3.2.1 CIM USE OF LWP MATERIAL. CIM may use the Talk City, OnNow and LiveWorld trademarks and logos, any depictions of the actual CIM Talk City Areas or material created therefor pursuant hereto, as well as any other material, names, logos and trademarks of LWP that LWP chooses to make available to CIM at its sole discretion (the "LWP Material") for the specific purposes described in this Agreement and subject to the terms hereof, in any marketing and promotional activities in which CIM may choose to engage; provided, however, that such use shall be made in accordance with any guidelines regarding such LWP Material provided by LWP, including any amended guidelines and any and all LWP guidelines regarding the use of LWP intellectual property, talents' names, likenesses and images as well as any other requirement related thereto.

                 CIM will provide LWP with samples of marketing literature and material that include any LWP Material for purposes of determining compliance with LWP's guidelines prior to any use thereof.

          3.2.2 LWP USE OF CIM MATERIAL. LWP may use any material supplied to LWP by CIM, including any CIM names, logos and trademarks included therein (the "CIM Material") for the specific purposes described herein and subject to the terms hereof. In addition, LWP may use CIM Material in any marketing and promotional activities in which LWP may choose to engage; provided, however, that such use shall be made in accordance with any guidelines regarding such CIM Material provided by CIM, including any amended guidelines and any and all CIM guidelines regarding the use of CIM intellectual property, talents' names, likenesses and images as well as any other requirement related thereto.

                 LWP will provide CIM with samples of marketing literature and material that include any CIM Material for purposes of determining compliance with CIM's guidelines prior to any use thereof.

     3.3 STATEMENTS. Neither party will make any statements to the effect, or which imply, that any other party "certifies," endorses or guarantees the performance of any service or product of such party. Except as otherwise provided in a separate agreement between the parties, neither party will use or display any name, trademark or logo of the other party hereto in any other way or after the termination of this Agreement.

     3.4 PRESS RELEASES. CIM and LWP agree to issue (a) mutually agreeable joint press release(s) about this Agreement and the relationship between them and for the launch of the CIM Talk City Areas and for any other events and topics of public interest about which the parties mutually agree. Notwithstanding the foregoing but subject to the terms of SECTION 9.9 CONFIDENTIALITY, either party may issue press releases that are required by law or regulation without the consent of the other party.

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

     3.5 CO-MARKETING. CIM and LWP each shall use other commercially reasonable efforts to direct End-Users toward the CIM Talk City Areas and shall cooperate in good faith to explore other commercially reasonable opportunities to market or co-market their services together in online and offline media; provided, however, that the parties acknowledge that CIM has not guaranteed that any such cross-marketing or promotion will actually occur.

     3.6 PROMOTIONAL CONSIDERATION FOR CIM. In consideration of this Agreement, in the Initial Term and in each of any Renewal Terms, LWP shall provide to CIM, or any other party designated by CIM which is not an online chat service provider or Direct LWP Competitor as listed hereto on EXHIBIT L, a total of at least two million (2,000,000) barter advertising impressions (per year) for use in promoting the CIM Sites or any Web site(s) or other products or services of CIM or its designees which do not compete with the Talk City Service. In the event that the otherwise available advertising banner inventory in the Talk City Service becomes more than seventy-five percent (75%) sold out, LWP shall have the right to request in writing that CIM forgo a portion of the inventory described above, and CIM shall not unreasonably refuse such request; provided, however, that if LWP sells such inventory, then such sales shall be subject to the terms of
          SECTION 4.2.1 ADVERTISING REVENUE ALLOCATIONS. If LWP is unable to sell all of such inventory, then each of the parties shall have the right to use fifty percent (50%) of such unsold Advertising Inventory to advertise any of such party's Web site(s) or other products or services or its designees which are not Direct CIM Competitors or Direct LWP Competitors.

          LWP will provide a prominent CIM-approved and CIM-branded graphical link to the CIM Talk City Areas placed above the fold on the home page of both the Talk City Services and the OnNow Services at all times during the term of this Agreement. LWP will also include Chat Room Chat events and features in the Talk City Service or OnNow Services' calendar of events, subject to CIM approval. LWP will include the links to and promotion of areas within the CIM Talk City Areas related to the CIM Sites described in EXHIBIT A hereto. In return, LWP agrees to provide an above the fold graphical link to the CIM Talk City Areas from the home page of the LWP Services, the size and placement of which shall be mutually agreed upon by the parties.

4.   ADVERTISING INVENTORY AND REVENUE ALLOCATIONS, SALES, AND OTHER FINANCIAL
     -------------------------------------------------------------------------
     TERMS.
     -----

     4.1 GENERAL CONCEPT. CIM and LWP shall both have rights to sell Advertising Inventory on the CIM Talk City Areas. The two companies will share in the revenue from such sales by either company.

     4.2  ADVERTISING SALES AND ADVERTISING MANAGEMENT RESPONSIBILITIES.

          4.2.1 GENERAL. Both LWP and CIM will be able to sell Advertising for the CIM Talk City Areas.

          4.2.2 CIM SALES RIGHTS, RESPONSIBILITIES AND GUIDELINES: CIM will have the following rights to sell Advertising for CIM Talk City Areas.

                    (i) CIM will make a good faith effort to the sell the Advertising Inventory made available to it hereunder.

                    (ii) For Advertising that CIM sells, it will be responsible for the account management, billing and collections from the client and for payment of revenue splits to LWP.

                    (iii) CIM will sell the Advertising Inventory it is allocated from the CIM Talk City Areas packaged into CIM site packages and not specifically as Talk City or OnNow.

                    (iv) CIM controls and sets pricing for its sales of Advertising Inventory and will follow the CIM advertising sales guidelines attached in EXHIBIT Q.

                    (v) CIM will work within the then-current LWP advertisement standards, the current version of which is attached hereto in EXHIBIT Q, then-current advertising technical standards, inventory, and other customary and reasonable ad/ad process guidelines. If CIM is using LWP's ad management services, then CIM will also work within such customary and reasonable standard insertion order, ad scheduling and ad management systems, process and policies as may be established by LWP.

                    (vi) CIM agrees to work with LWP to develop a methodology for coordinating and selling advertising for the CIM Talk City Areas so that they can avoid confusion in the marketplace and will work together and coordinate advertising placements in order to avoid conflicts between advertising displayed on the CIM Talk City Areas.

                    (vii)  Media Personalities. If CIM is selling and running
                           -------------------
                           ads on the CIM Talk City Areas in conjunction with the appearance or promotion of a media personality on the service, then CIM will not make any statements to the effect, or which imply, that any such media personality "certifies," endorses or guarantees the performance of any service or product of such party unless CIM has otherwise arranged to do so directly with the media personality or that media personality's representatives.

                    (viii) CIM agrees that the advertising it sells and places in the CIM Talk City Service and the CIM OnNow Service will not include advertising for any competitor to any business of LWP of which LWP has provided CIM notice in EXHIBIT R, attached hereto.

                    (ix) CIM will remove from the CIM Talk Areas any Advertising that LWP reasonably requests be removed on the basis that such Advertising violates the then-current LWP advertising standards, a current copy of which is attached hereto as EXHIBIT Q.

          4.2.3 LWP SALES RIGHTS, RESPONSIBILITIES AND GUIDELINES. LWP will have the following rights to sell Advertising for the CIM Talk City Areas.

                    (i) LWP will make a good faith effort to the sell the Advertising Inventory made available to it hereunder, and shall use all commercially reasonable efforts to require each of its Other Partners to make good faith efforts to sell any Advertising Inventory allocated to such Other Partner under SECTIONS 4.3.2(III) AND 4.3.2(IV) of this Agreement.

                    (ii) For Advertising Inventory that LWP sells, it will be responsible for the account management, billing and collections from the client and for payment of revenue splits to CIM.

                    (iii) LWP will sell the Advertising Inventory it is allocated from the CIM Talk City Areas packaged into Talk City and OnNow site packages and not specifically as CIM Sites.

                    (iv) LWP shall control and set pricing for its sales of Advertising Inventory, and will follow the LWP advertising sales guidelines attached hereto as EXHIBIT Q.

                    (v) LWP will remove from the CIM Talk City Areas any Advertising that CIM reasonably requests be removed on the basis of such Advertising's violations of then current CIM advertising standards (a copy of the current CIM advertising standards is attached hereto as EXHIBIT Q).

                    (vi) LWP agrees to work with CIM to develop a methodology for coordinating and selling advertising for the CIM Talk City Areas so that they can avoid confusion in the marketplace and will work together and coordinate advertising placements in order to avoid conflicts between advertising displayed on the CIM Talk City Service, CIM Talk City Joint Content Areas and the CIM OnNow Service.

                    (vii)  Media Personalities. If LWP is selling and running
                           -------------------
                           ads on the CIM Talk City Areas in conjunction with the appearance or promotion of a media personality on the service, then LWP will not make any statements to the effect, or which imply, that any such media personality "certifies," endorses or guarantees the performance of any service or product of such party unless LWP has otherwise arranged to do so directly with the media personality or that media personality's representatives.

                    (viii) LWP agrees that the Advertising it sells and places in the CIM Talk City Areas will not include
                           Advertising for any competitor to any business of CIM of which CIM has provided LWP notice in EXHIBIT R, attached hereto.

     4.3 ADVERTISING INVENTORY SPLITS, ADVERTISING REVENUE SHARING AND TREATMENT OF EXCESS INVENTORY.

          4.3.1 GENERAL CONCEPT. The two parties agree to split Advertising Inventory and share Advertising Revenue sold by either party on the CIM Talk Areas and, where applicable, the Talk City Service, the OnNow Service or areas within the Talk City Service or OnNow service containing content from Other Partners (the "Other Partner Joint Content Areas") and to share revenue from Excess Inventory as detailed herein. The two parties agree to manage the Advertising Inventory to facilitate coordination of the Advertising sales and revenue sharing.

          4.3.2     ADVERTISING INVENTORY SPLITS

                    GENERAL CONCEPT. Advertising Inventory shall be allocated among CIM, LWP and Other Partners to recognize, reward and provide incentives for contributions by such parties of content, End User traffic and online infrastructure. The terms and conditions contained in this SECTION 4.3.2 ADVERTISING INVENTORY SPLITS shall not apply to any NBC Areas, Hearst Areas or Other Partner Joint Content Areas unless NBC, Hearst and/or such Other Partners agree to adopt or substantially adopt such terms and conditions.

                    Advertising Inventory shall be allocated to CIM, LWP and Other Partners as follows:

                    (i) CIM End Users to the CIM-linked Talk City Joint Content Areas.

                         If a CIM End User accesses a CIM-linked Talk City Joint Content Area, seventy-five percent (75%) of the overall Advertising Inventory for such CIM-linked Talk City Joint Content Area shall be allocated to CIM to sell, while twenty-five percent (25%) of such overall Advertising Inventory shall be allocated to LWP to sell.

                    (ii) CIM End Users to the CIM Talk City Service and the CIM
                         OnNow Service.

                         If a CIM End User accesses the CIM Talk City Service or the CIM OnNow Service, fifty percent (50%) of the overall Advertising Inventory on the CIM Talk City Service and the CIM OnNow Service, as appropriate, that is accessed by such CIM End User shall be allocated to CIM to sell, while the remaining fifty percent of such overall Advertising Inventory shall be allocated to LWP to sell.

                    (iii) End Users from CIM Sites to Other Partner Joint Content Areas.

                          If a CIM End User accesses an Other Partner Joint
                           Content Area, fifty percent (50%) of the overall Advertising Inventory on such Other Partner Joint Content Area shall be allocated to CIM to sell. The Other Partner contributing content to such Other Partner Joint Content Area ("Other Content Partner") shall be allocated twenty-five percent (25%) of the overall Advertising Inventory in such Other Partner Joint Content Area, or in such percentage and other terms as mutually agreed upon by LWP and such Other Partner; provided, however, that LWP shall not make any agreement with any Other Content Partner or third party that will result in the allocation of less than fifty percent (50%) of the overall Advertising Inventory on such Other Partner Joint Content Area to CIM to sell; provided further, however, that LWP may, in its sole discretion, enter into agreements with NBC, Hearst, and Other Content-only Partners pursuant to which no Advertising Inventory on their Other Partner Joint Content Areas will be allocated to CIM, in which case SECTIONS 4.3.3(V) and 4.3.3(VI) ADVERTISING REVENUE SHARING shall apply. LWP shall be responsible for collecting any revenue split from Other Content Partner's sales of Advertising Inventory on such Other Partner Joint Content Areas due to CIM under SECTION 4.3.3(III) ADVERTISING REVENUE SHARING below and for promptly remitting such Advertising Revenue to CIM.

                    (iv) End Users from Non-CIM Sites to General CIM Talk City Joint Content Areas.

                           If an End User other than a CIM End User accesses a General CIM Talk City Joint Content Area, twenty-five percent (25%) of the overall Advertising Inventory for such General CIM Talk City Joint Content Area shall be allocated to CIM to sell, while seventy-five percent (75%) of such overall Advertising Inventory shall be allocated to LWP to sell. If the End User accessing a General CIM Talk City Joint Content Area comes from an Other Partner site or service, with whom LWP has an Advertising Inventory splitting agreement, LWP may give a portion of its seventy-five percent (75%) overall allocation of Advertising Inventory to such Other Partner to sell, in such percentage and other terms as mutually agreed upon by LWP and such Other Partner; provided, however, that LWP shall not make any agreement with any Other Partner or third party that will result in the allocation of less than twenty-five percent (25%) of the overall Advertising Inventory on such General CIM Talk City Joint Content Areas to CIM to sell. LWP shall be responsible for collecting any revenue split from Other Partner's sales of Advertising Inventory on such General CIM Talk City Joint Content Areas due to CIM under

                           SECTION 4.3.3(IV) ADVERTISING REVENUE SHARING below and for promptly remitting such Advertising Revenue to CIM.

                    All Advertising Inventory allocations to CIM, LWP and/or Other Partners shall be determined by reference to the preceding month's actual Advertising Inventory for each relevant Web site or service.

          4.3.3     ADVERTISING REVENUE SHARING.

                    GENERAL CONCEPT. sixty-five percent (65%) of the Advertising Revenue sold and collected by CIM, LWP or, to the extent applicable, an Other Partner (each a "Selling Party" and collectively, the "Selling Parties") pursuant to the terms of SECTION 4.3.2 ADVERTISING INVENTORY SPLITS above, shall be retained by such Selling Party, and the remaining thirty-five percent (35%) shall be remitted to the non-Selling Party or if applicable, to the non-Selling Parties. The thirty percent (30%) difference between the Advertising Revenue retained by a Selling Party and a non-Selling Party shall represent consideration to the Selling Party for costs incurred in selling allocated Advertising Inventory or Excess Inventory, including but not limited to taxes, advertising agency fees and sales commissions. An illustrative table for splitting inventory, sharing revenue and calculating revenue shares by and among CIM, LWP and where applicable, Other Partners, based on the Advertising Inventory splits contemplated in SECTION 4.3.2, is attached hereto as EXHIBIT S.

                    Advertising Revenue shares shall be calculated as follows:

                    (i) CIM End Users to the CIM-linked Talk City Joint Content Areas.

                         (a) CIM shall retain sixty-five percent (65%) of the Advertising Revenue that CIM sells and collects from the seventy-five percent (75%) of the overall Advertising Inventory it is allocated under SECTION 4.3.2(I) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that LWP sells and collects from the twenty-five percent (25%) of the overall Advertising Inventory LWP is allocated under
                         SECTION 4.3.2(I). Assuming, for illustrative purposes only, that one hundred percent (100%) of the Advertising Inventory allocations to CIM and LWP are sold and all such allocations are sold for the same price, CIM shall receive an aggregate of fifty-seven and one-half percent (57.5%) of the total Advertising Revenue from sales of Advertising Inventory on the CIM-linked Talk City Joint Content Areas.

                         (b) LWP shall retain sixty-five percent (65%) of the Advertising Revenue that LWP sells and collects from the twenty-five percent (25%) of the overall Advertising Inventory it is allocated under SECTION 4.3.2(I) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that CIM sells and collects from the seventy-five percent (75%)
                           of the overall Advertising Inventory CIM is allocated under SECTION 4.3.2(I). Assuming, for illustrative purposes only, that one hundred percent (100%) of the Advertising Inventory allocations to CIM and LWP are sold and all such allocations are sold for the same price, LWP shall receive an aggregate of forty-two and one-half percent (42.5%) of the total Advertising Revenue from sales of Advertising Inventory on the CIM-linked Talk City Joint Content Areas

                    (ii) CIM End Users to the CIM Talk City Service and the CIM OnNow Service.

                           (a) CIM shall retain sixty-five percent (65%) of the Advertising Revenue that CIM sells and collects from the fifty percent (50%) of the overall Advertising Inventory it is allocated under SECTION 4.3.2(II) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that LWP sells and collects from the fifty percent (50%) of the overall Advertising Inventory LWP is allocated under SECTION 4.3.2(II). Assuming, for illustrative purposes only, that one hundred percent (100%) of the Advertising Inventory allocations to CIM and LWP are sold and all such allocations are sold for the same price, CIM shall receive an aggregate of fifty percent (50%) of the total Advertising Revenue from sales of Advertising Inventory on the CIM Talk City Service and the CIM OnNow Service.

                           (b) LWP shall retain sixty-five percent (65%) of the Advertising Revenue that LWP sells and collects from the fifty percent (50%) of the overall Advertising Inventory it is allocated under SECTION 4.3.2(II) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that CIM sells and collects from the fifty percent (50%) of the overall Advertising Inventory CIM is allocated under SECTION 4.3.2(II). Assuming, for illustrative purposes only, that one hundred percent (100%) of the Advertising Inventory allocations to CIM and LWP are sold and all such allocations are sold for the same price, LWP shall receive an aggregate of fifty percent (50%) of the total Advertising Revenue from sales of Advertising Inventory on the CIM Talk City Service and the CIM OnNow Service.

                    (iii) End Users from CIM Sites to Other Partner Joint Content Areas.

                           (a) CIM shall retain sixty-five percent (65%) of the Advertising Revenue that CIM sells and collects from the fifty percent (50%) of the overall Advertising Inventory it is allocated under SECTION 4.3.2(III) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that LWP sells and collects from the twenty-five percent (25%) of the overall Advertising Inventory LWP is allocated under SECTION 4.3.2(III). Assuming, for illustrative purposes only, that one hundred percent (100%) of the Advertising Inventory allocations to CIM, LWP and an Other Content Partner are sold and all such allocations are sold for the same price, CIM shall receive an aggregate of forty-one and one quarter percent (41.25%) of the total Advertising Revenue from sales of Advertising Inventory on such Other Partner Joint Content Areas.

                         (b) LWP shall retain sixty-five percent (65%) of the Advertising Revenue that LWP sells and collects from the overall Advertising Inventory it is allocated under
                         SECTION 4.3.2(III) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that CIM sells and collects from the fifty percent (50%) of the overall Advertising Inventory CIM is allocated under
                         SECTION 4.3.2(III), plus thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory allocated to an Other Content Partner under
                         SECTION 4.3.2(III), minus thirty-five percent (35%) of the thirty-five percent (35%) of the Advertising Revenue from the fifty percent (50%) of the overall Advertising Inventory CIM is allocated under SECTION 4.3.2(III), minus thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory LWP is allocated under SECTION 4.3.2(III). The exact aggregate total Advertising Revenue LWP shall receive from sales of Advertising Inventory on any Other Partner Joint Content Areas shall be dependent on the percentage of Advertising Inventory on such Other Partner Joint Content Area LWP agrees to allocate to any particular Other Content Partner pursuant to
                         SECTION 4.3.2(III), and percentages of Advertising Revenue to be shared with any Other Content Partner that are mentioned in this subsection are included for illustrative purposes only.

                         (c) For illustrative purposes only, it is assumed that the Other Content Partner that provides content for any particular Other Partner Joint Content Area shall receive sixty-five percent (65%) of the Advertising Revenue from the overall Advertising Inventory allocated to such Other Content Partner under SECTION 4.3.2(III), plus thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory allocated to LWP under SECTION 4.3.2(III), plus thirty-five percent (35%) of the thirty-five percent (35%) of the Advertising Revenue from the fifty percent (50%) of the overall Advertising Inventory CIM is allocated under SECTION 4.3.2(III). The exact aggregate total Advertising Revenue an Other Content Partner shall receive from sales of Advertising Inventory on any Other Partner Joint Content Areas shall be dependent on the percentage of Advertising Inventory on such Other Partner Joint Content Area LWP agrees to allocate to any particular Other Content Partner pursuant to SECTION 4.3.2(III), and percentages of Advertising Revenue to be shared with any Other Content Partner that are mentioned in this subsection are included for illustrative purposes only.

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

                    (iv) End Users from Non-CIM Sites to General CIM Talk City
                         Joint Content Areas.

                         (a) CIM shall retain sixty-five percent (65%) of the Advertising Revenue that CIM sells and collects from the twenty-five percent (25%) of the overall Advertising Inventory it is allocated under SECTION 4.3.2(IV) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue that LWP sells and collects from the twenty-five percent (25%) of the overall Advertising Inventory LWP is allocated under
                         SECTION 4.3.2(IV), plus thirty-five percent (35%) of the thirty-five percent (35%) of the Advertising Revenue from the fifty percent (50%) of the overall Advertising Inventory allocated to Other Partners under
                         SECTION 4.3.2(IV). Assuming, for illustrative purposes only, that one hundred percent (100%) of the Advertising Inventory allocations to CIM, LWP and the Other Partner from which End Users accessed the CIM Talk City Joint Content Area are sold and all such allocations are sold for the same price, CIM shall receive an aggregate of thirty-one and one-eighth percent (31.125%) of the total Advertising Revenue from sales of Advertising Inventory on such General CIM Talk City Joint Content Areas.

                         (b) LWP shall receive thirty-five percent (35%) of the Advertising Revenue that CIM sells and collects from the twenty-five percent (25%) overall Advertising Inventory CIM is allocated under SECTION 4.3.2(IV) of this Agreement, plus thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory Other Partners are allocated under SECTION 4.3.2(IV), plus sixty-five percent (65%) of the Advertising Revenue from the overall Advertising Inventory allocated to LWP under SECTION 4.3.2(IV), minus thirty-five percent (35%) of the thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory allocated to Other Partners under SECTION 4.3.2(IV) minus thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory LWP is allocated in
                         Section 4.3.2.(iv). The exact aggregate total Advertising Revenue LWP shall receive from sales of Advertising Inventory on any General CIM Talk City Joint Content Areas shall be dependent on the percentage of Advertising Inventory on such General CIM Talk City Joint Content Area LWP agrees to allocate to any particular Other Partner pursuant to
                         SECTION 4.3.2(IV), and percentages of Advertising Revenue to be shared with an Other Partner that are mentioned in this subsection are included for illustrative purposes only.

                         (c) For illustrative purposes only, it is assumed that any Other Partner providing End User traffic distribution to a General CIM Talk City Joint Content Page shall receive sixty-five percent of the

                         Advertising Revenue from the overall Advertising Inventory allocated to such Other Partner under SECTION 4.3.2(IV), plus thirty-five percent (35%) of the Advertising Revenue from the overall Advertising Inventory allocated to LWP under SECTION 4.3.2(IV). The exact aggregate total Advertising Revenue a particular Other Partner shall receive from sales of Advertising Inventory on any General CIM Talk City Joint Content Areas shall be dependent on the percentage of Advertising Inventory on such General CIM Talk City Joint Content Area LWP agrees to allocate to such Other Partner pursuant to SECTION 4.3.2(IV), and percentages of Advertising Revenue to be shared with an Other Partner that are mentioned in this subsection are included for illustrative purposes only.

                    (v) End Users from CIM Sites to Other Content-only Partner Areas

                         (a) If a CIM End User accesses Other Partner Joint Content Areas of Other Content-only Partners ("Other Content-only Partner Areas"), including but not limited to the NBC Areas and the Hearst Areas, CIM shall receive thirty-five percent (35%) of the thirty-five percent (35%) of the Advertising Revenue LWP receives from the sale of Advertising Inventory by the Other Content-only Partner on such Other Content-only Partner Areas.

                         (a) If a CIM End User accesses Other Content-only Partner Areas, including but not limited to the NBC Areas and the Hearst Areas, LWP shall receive sixty-five percent (65%) of the thirty-five percent (35%) of the Advertising Revenue LWP receives from the sale of Advertising Inventory by the Other Content-only Partner on such Other Content-only Partner Areas.

                    (vi) End Users from Other Content-only Partner Areas to CIM
                         Talk City Areas

                         (a) If an End User from an Other Content-only Partner Area accesses CIM Talk City Areas, CIM shall receive sixty-five percent (65%) of Advertising Revenue it receives from the sale of Advertising Inventory on such particular CIM Talk City Areas.

                         (b) If an End User from an Other Content-only Partner Area accesses CIM Talk City Areas, LWP shall receive thirty-five percent (35%) of Advertising Revenue CIM receives from the sale of Advertising Inventory on such particular CIM Talk City Areas, from which LWP shall allocate and remit thirty-five percent (35%), or such other percentage as LWP and such Other Content-only Partner shall mutually agree upon, to such Other Content-only Partner.

                    LWP shall be responsible for collecting, remitting to CIM and, if necessary, auditing the Advertising Revenue split from Other Partner sales of Advertising Inventory in the circumstances described in SECTIONS 4.3.3(III) and 4.3.3(IV).

          4.3.4 TREATMENT OF EXCESS INVENTORY. In the event that CIM or LWP finds that it has been allocated Excess Inventory for the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas, then the party allocated such Excess Inventory shall make a good faith effort to make such Excess Inventory available to the other party. Sales and revenue sharing for such Advertising shall be implemented consistent with the terms described in SECTION 4.3.3 ADVERTISING REVENUE SHARING as though the reallocated Advertising Inventory were part of the original allocation to either party. No party shall be permitted to barter, use for internal promotion or otherwise dispose of for consideration that is not subject to sharing under SECTION
                    4.3.3 ADVERTISING REVENUE SHARING, in excess of twenty percent (20%) of the overall Advertising Inventory for the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas that such party is allocated under SECTION 4.3.2 ADVERTISING INVENTORY SPLITS without prior approval of the other party.

     4.4  TRANSACTION REVENUE SHARING.

          4.4.1 LWP TRANSACTION REVENUE SHARING TO CIM ON PARTNER TRANSACTION REVENUE. LWP agrees to pay CIM fifty percent (50%) of the gross revenue on Partner Transaction Revenue that occurs as a result of End Users accessing LWP Partner Transaction Revenue services on and/or from the CIM Sites (including for this purpose, but not limited to, the CIM Talk City Service, CIM Talk City Joint Content Areas and/or the CIM OnNow Service) with such revenue called "CIM Allocation of LWP Transaction Revenue."

                    This CIM Allocation of LWP Transaction Revenue will be calculated by specific tracking mechanisms, if and when such mechanisms have been put in place by LWP, that track such revenue and commissions LWP earns on CIM End Users. LWP shall implement such tracking mechanisms as soon as practicable after such mechanisms become available in the market, subject to practicality for LWP to do so and subject to LWP's then business strategy, implementation and priorities.

                    Until such time as LWP has such specific tracking mechanisms, LWP will calculate transaction revenue splits by LWP formulas that take the traffic from the CIM Talk City Service and/or CIM OnNow Service, as appropriate, as a percentage of total traffic on the Talk City Service and the OnNow Service and then applying that percentage to the total LWP Partner Transactions Revenue to arrive at a determination of a base CIM share of LWP Transaction Revenue. LWP will multiply the base CIM share of LWP Partner Transaction Revenue by fifty percent (50%) to arrive at the revenue split to pay CIM.

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

          4.4.2 LWP TRANSACTION REVENUE SHARING TO CIM ON LWP STORE TRANSACTION REVENUE. LWP agrees to pay CIM a seven and one-half percent (7.5%) split of its gross revenue on LWP Store Transaction Revenue that occurs as a result of CIM End Users accessing LWP Stores from the CIM Sites (including for this purpose, but not limited to, the CIM Talk City Service, the CIM Talk City Joint Content Areas and/or the CIM OnNow Service) with such revenue called "CIM Transaction Revenue from LWP Store Transactions."

                    CIM Transaction Revenue from LWP Store Transactions will be calculated by specific tracking mechanisms, if and when such mechanisms have been put in place by LWP, that track such gross revenue LWP earns on CIM End Users. LWP shall implement such tracking mechanisms as soon as practicable after such mechanisms become available.

          4.4.3     CIM TRANSACTION REVENUE SHARING TO LWP ON CIM E-COMMERCE
                    SITES.

                    CIM agrees to pay LWP a revenue split and/or fee for CIM E-commerce Site Transaction Revenue resulting from any End Users accessing CIM e-commerce initiatives located in the CIM Talk City Areas that CIM, at its sole discretion, may choose to initiate, via the general Talk City Service and/or the general OnNow Service (but not via CIM Sites, the CIM Talk City Service, CIM Talk City Joint Content Areas, the CIM OnNow Service or any sites and services not owned and/or predominantly operated by LWP).

                    The CIM e-commerce initiatives that will be subject to making these payments are listed in EXHIBIT A and noted as CIM E-commerce Sites.

                    It is understood that in the case of a CIM e-commerce initiative that is accessed by an End User through CIM Sites, the CIM Talk City Service, CIM Talk City Joint Content Areas, the CIM OnNow Service or any other sites and services not owned and/or operated by LWP (with the understanding that any Other Partner versions of a LWP Service shall be considered sites operated by LWP), CIM will not pay any revenue split to LWP for CIM E-Commerce Site Transaction Revenue associated with such End User. If a CIM E-commerce initiative is accessed by an End User through the general Talk City Service or the general OnNow Service, CIM shall pay LWP per the terms listed for each CIM E-commerce initiative as listed in and attached hereto as EXHIBIT T.

     4.5  FUTURE REVENUE.
          ---------------

          The parties agree that if any future revenue generating opportunities not described above are created in connection with the CIM Talk City Areas, the parties will negotiate in good faith regarding appropriate revenue sharing arrangements between the parties; provided, however, that unless such opportunities involve characteristics which would make them materially different from the opportunities described above, the parties intend to share such revenues in a manner mutually agreed to represent an equitable distribution between LWP and CIM.

          It is specifically understood that LWP will not share revenue from its Corporate Services or User Premium add-ons, unless otherwise agreed to on a case-by-case basis.

     4.6  ADVERTISING OPPORTUNITIES
          -------------------------

          4.6.1 CIM ADVERTISING ON LWP SERVICES. In addition to the Advertising impressions provided to CIM by LWP under SECTION
                    3.6 PROMOTIONAL CONSIDERATION FOR CIM, LWP shall make available to CIM Advertising on LWP Services at LWP's best rates and, when requested by CIM, on a first offer basis, subject to (i) prior existing commitments for such advertising and sponsorships with third parties, (ii) the understanding that such offers may at any time be superseded by package sponsorship deals and/or renewal options in such deals made with other companies and (iii) the understanding that such offers will be made available on an equal basis to other LWP major Investors and if multiple LWP major Investors wish to avail themselves of the same advertising or sponsorship opportunity, then the opportunity will be allocated among them on an equitable basis or on a basis that LWP judges to be in the best interest of the LWP Services.

     4.7  WAIVER OF LWP SET-UP FEE. LWP expressly acknowledges and agrees that
          -------------------------
          it has waived its customary ten thousand dollar ($10,000) set-up fees for the co-branded services to be provided by LWP to CIM hereunder and that no such set-up fee shall be applicable to the services to be provided by LWP to CIM hereunder.

     4.8  PAYMENTS AND AUDIT RIGHTS.
          --------------------------

          4.8.1 PAYMENTS. At the end of each quarter in which LWP or CIM, respectively, actually receives payments of Advertising Revenue and/or Transaction Revenue of the type described in Sections 4.3 or 4.4, LWP or CIM, as the case may be, shall prepare a quarterly statement providing sufficient detail regarding the source of such Advertising Revenue or Transaction Revenue and will deliver such statement along with the required payment described therein to CIM or LWP, respectively, no less than thirty (30) days following such date.

          4.8.2 AUDIT RIGHTS. CIM and LWP shall each have the right, upon reasonable written notice to the other party, to inspect, or have its agent inspect, subject to such confidentiality requirements as may reasonably be imposed by the other party, such other party's books and records and all other documents and material in the possession of or under its control with respect to all amounts described in this Agreement at the place or places where such records are normally retained by LWP or CIM, respectively. CIM or LWP or their agents shall have free and full access thereto during normal LWP or CIM business hours for such purposes and shall be permitted to be able to make copies thereof and extracts therefrom. In the event that an inspection reveals a discrepancy in the amount of any payments owed CIM or LWP from what was actually paid, LWP or CIM shall promptly pay (or, if applicable, LWP shall cause an Other Partner to promptly pay) such discrepancy. In the event that such discrepancy is in excess of five percent (5%) of the payments due for the period audited, LWP or CIM shall also reimburse the other party, as appropriate (or, if applicable, LWP shall cause an Other Partner to promptly reimburse CIM), for the reasonable costs of performing the audit. All books and records relative to LWP's, CIM's, or if applicable, an Other Partner's respective obligations hereunder shall be maintained and kept accessible and available to CIM or LWP, respectively, for inspection for at least three (3) years after termination of this Agreement. LWP shall use commercially reasonable efforts to acquire equal or substantially equal audit and inspection rights with Other Partners, particularly those of Other Partners who are allocated Advertising Inventory on General CIM Talk City Joint Content Areas under SECTION 5.3.2(IV) or who possess the Advertising Inventory on their own Other Partner Joint Content Areas described in SECTION 5.3.2(III) in the event CIM exercises its Other Traffic Partner Option (as defined below).

5.   ALTERNATE RESPONSIBILITIES, GUIDELINES AND FINANCIAL TERMS
     ----------------------------------------------------------

     5.1 GENERAL CONCEPT. CIM shall have the option (the "Option"), at its discretion and upon reasonable prior notice to LWP, to substitute the following terms and conditions contained in SECTION 5 ALTERNATE RESPONSIBILITIES, GUIDELINES AND FINANCIAL TERMS below for the terms and conditions in SECTION 4 ADVERTISING INVENTORY AND REVENUE ALLOCATIONS, SALES AND OTHER FINANCIAL TERMS. CIM shall be permitted to exercise the Option or to elect to return to the terms and conditions of SECTION 4 ADVERTISING INVENTORY AND REVENUE ALLOCATIONS, SALES AND OTHER FINANCIAL TERMS no more than once in any given twelve
          (12) month period. If CIM does not choose to exercise the Option, then the terms and conditions contained in this SECTION 5 ALTERNATE RESPONSIBILITIES, GUIDELINES AND FINANCIAL TERMS shall have no effect or significance whatsoever.

     5.2  ADVERTISING SALES AND ADVERTISING MANAGEMENT RESPONSIBILITIES.

          5.2.1 CIM SALES RIGHTS, RESPONSIBILITIES AND GUIDELINES. CIM will have the following rights to sell and responsibilities in selling Advertising Inventory it is allocated under this
                 Agreement:

               (i) CIM will make a good faith effort to the sell the Advertising Inventory made available to it under this Agreement.

               (ii) For Advertising Inventory that CIM sells, it will be responsible for the account management, billing and collections from the client and for payment of revenue allocations to LWP.

               (iii) CIM will sell the Advertising Inventory it is allocated packaged into CIM site packages and not specifically as Talk City or OnNow Advertising.

               (iv) CIM shall control and set pricing for its sales of Advertising Inventory and will follow the CIM advertising sales guidelines attached in EXHIBIT Q.

               (v) CIM will work within the then-current LWP advertisement standards, the current version of which is attached hereto in EXHIBIT Q, then-current advertising technical standards, inventory, and other customary and reasonable ad/ad process guidelines. If CIM is using LWP's Advertising management services, then CIM will also work within such customary and reasonable standard insertion order, ad scheduling and ad management systems, process and policies as may be established by LWP.

               (vi)   Media Personalities. If CIM is selling and running
                      -------------------
                      Advertisements on the CIM Talk City Areas in conjunction with the appearance or promotion of a media personality on the service, then CIM will not make any statements to the effect, or which imply, that any such media personality "certifies," endorses or guarantees the performance of any service or product of such party unless CIM has otherwise arranged to do so directly with the media personality or that media personality's representatives.

               (vii) CIM agrees that the Advertising it sells and places in the CIM Talk City Areas will not include Advertising for any competitor to any business of LWP of which LWP has provided CIM notice in EXHIBIT R, attached hereto.

               (VIII)  CIM will remove from the CIM Talk City Service, the CIM
                      Talk City Joint Content Areas and the CIM OnNow Service any Advertising that LWP reasonably requests be removed on the basis that such Advertising violates the then-current LWP advertising standards, a current copy of which is attached hereto AS EXHIBIT Q.

          5.2.2 LWP SALES RIGHTS, RESPONSIBILITIES AND GUIDELINES. LWP will have the following rights to sell and responsibilities in selling Advertising Inventory it is allocated under this
                 Agreement:

               (i) LWP will make a good faith effort to the sell the Advertising Inventory made available to it under this Agreement.

               (ii) For Advertising Inventory that LWP sells, it will be responsible for the account management, billing and collections from the client and for payment of revenue allocations to CIM.

               (iii) LWP will sell the Advertising Inventory it is allocated packaged into Talk City and OnNow site packages and not specifically as CIM Sites.

               (iv) LWP shall control and set pricing for its sales of Advertising Inventory, and will follow the LWP advertising sales guidelines attached hereto as EXHIBIT Q.

               (v) LWP will remove from the CIM Talk City Areas any Advertising that CIM reasonably requests be removed on the basis that such Advertising violates the then current CIM advertising standards (a copy of which is attached hereto AS EXHIBIT Q).

               (vi)    Media Personalities. If LWP is selling and running ads on
                       -------------------
                       any CIM Talk City Areas in conjunction with the appearance or promotion of a media personality on the service, then LWP will not make any statements to the effect, or which imply, that any such media personality "certifies," endorses or guarantees the performance of any service or product of such party unless LWP has otherwise arranged to do so directly with the media personality or that media personality's representatives.

               (vii) LWP agrees that the Advertising it sells and places in the CIM Talk City Areas will not include advertising for any competitor to any business of CIM of which CIM has provided LWP notice in EXHIBIT R, attached hereto.

   5.3  ADVERTISING INVENTORY ALLOCATIONS.


        5.3.1 CIM ADVERTISING INVENTORY ALLOCATION AND SALES. CIM shall have the right to sell all Advertising which appears in the CIM Specific Areas (the "CIM Advertising Inventory"). If CIM is unable to sell all available CIM Advertising Inventory, then it may, in its sole discretion, allow LWP to sell such unsold CIM Advertising Inventory. If LWP is unable to sell all of the CIM Advertising Inventory which CIM makes available to it or CIM chooses not to make its unsold CIM Advertising Inventory available to LWP, then each of CIM and LWP shall have the right to use fifty percent (50%) of such unsold CIM Advertising Inventory to advertise any of such party's Web site(s) or other products or services or its designees which are not Direct CIM Competitors or

                 Direct LWP Competitors as detailed in EXHIBIT L hereto. Any gross revenue attributable to the sale of CIM Advertising Inventory which is received by the selling party shall be divided between the parties with the relevant selling party receiving sixty-five percent (65%) thereof and the non-selling party receiving the remaining thirty-five percent (35%) thereof.


          5.3.2 LWP ADVERTISING INVENTORY ALLOCATION AND SALES. Subject to the terms of SECTION 5.3.1, LWP shall have the right to sell all Advertising which appears in any areas of the CIM Talk City Areas which are not CIM Specific Areas (the "LWP Advertising Inventory," and together with the CIM Advertising Inventory, the "CIM-LWP Advertising Inventory"). If LWP is unable to sell all available LWP Advertising Inventory, then it may, at its sole discretion, allow CIM to sell such unsold LWP Advertising Inventory. If CIM is unable to sell all of the LWP Advertising Inventory which LWP makes available to it or LWP chooses not to make its unsold LWP Advertising Inventory available to LWP, then each of CIM and LWP shall have the right to use fifty percent (50%) of such unsold LWP Advertising Inventory to advertise any of such party's Web site(s) or other products or services or its designees which are not Direct CIM Competitors or Direct LWP Competitors as detailed in EXHIBIT L hereto. Any gross revenue attributable to the sale of LWP Advertising Inventory which is received by the selling party shall be divided between the parties with the relevant selling party receiving sixty-five percent (65%) thereof and the non-selling party receiving the remaining thirty-five percent
                 (35%) thereof.

     5.4  ADVERTISING REVENUE ALLOCATIONS.


          5.4.1 GENERAL. In general, the party selling Advertising Inventory shall receive sixty-five percent of the (65%) gross revenue received by such selling party for such Advertising Inventory, and shall remit thirty-five percent (35%) of the gross revenue received to the non-selling party.

          5.4.2  CIM END USERS TO OTHER CONTENT-ONLY PARTNER AREAS.


                 (i) If a CIM End User accesses Other Content-only Partner Areas, including but not limited to the NBC Areas and the Hearst Areas, CIM shall receive thirty-five percent (35%) of the thirty-five percent (35%) of the Advertising Revenue LWP receives from the sale of Advertising Inventory by the Other Content-only Partner on the Other Content-only Partner Areas accessed by such CIM End Users.


                 (ii) If a CIM End User accesses Other Content-only Partner Areas, including but not limited to the NBC Areas and the Hearst Areas, LWP shall receive sixty-five percent (65%) of the thirty-five percent (35%) of the Advertising Revenue LWP receives from the sale of Advertising Inventory by the Other Content-only Partner on such Other Content-only Partner Areas.
                                       37

6.   MOST FAVORED NATION
     -------------------

     LWP agrees that if LWP enters, or plans on entering into, any agreement or relationship with any Investor or Other Partner which grants or is reasonably likely to grant such Investor or Other Partner either (i) more favorable financial terms, (ii) more favorable carriage, distribution, placement or promotion of such Investor's or Other Partner's online service or content, or (iii) more favorable overall terms than those granted to CIM under this Agreement, then LWP shall notify CIM of the terms of such agreement or relationship and if requested by CIM, this Agreement with CIM shall be adjusted to match such more favorable arrangements effective as of date of such agreement between LWP and such Investor(s) or Other Partner(s).

7.   TERM, RENEWAL AND TERMINATION.
     ------------------------------

     7.1 INITIAL TERM. The initial term of this Agreement shall be three (3) years from the Effective Date of this Agreement (the "Initial Term").

     7.2 AUTOMATIC RENEWAL. This Agreement shall be automatically extended, at CIM's option, for one (1) additional two-year period (referred to herein, together with the additional terms described in the following sentence, as a "Renewal Term") upon the completion of the Initial Term. If CIM opts to commence a first Renewal Term, this Agreement thereafter shall be automatically extended upon the completion of such first Renewal Term for additional two-year periods unless either party notifies the other in writing of its election to have the Agreement expire at least sixty (60) days in advance of the end of the then-current term. This Agreement is further subject to the two parties concluding, on mutually acceptable terms, an agreement for CIM to take make an equity investment in LWP's Series D Preferred Stock financing round. If such agreement is not reached, this Agreement shall be terminable by CIM or LWP at any time.

     7.3 TERMINATION FOR MATERIAL BREACH. In addition, either party may terminate this Agreement at any time in the event of a material breach by the other party which remains uncured after thirty (30) days' prior written notice thereof.

8.   REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATIONS
     ---------------------------------------------------

     8.1  REPRESENTATIONS AND WARRANTIES.

          8.1.1 LWP REPRESENTATIONS AND WARRANTIES. LWP represents and warrants to CIM that (i) it has the right and power to perform its obligations and to grant the rights granted herein, (ii) LWP's creation and operation of the CIM Talk City Service, the CIM Talk City Joint Content Areas, the CIM OnNow Service, the Talk City Service and the OnNow Service pursuant to this Agreement will not violate any agreement or obligation between LWP and a third party or any laws or regulations and (iii) except for material provided by CIM and its licensors, suppliers or agents pursuant to the terms hereof, the content included on the CIM Talk City Service, the CIM Talk City Joint Content Areas, the CIM OnNow

                 Service, the Talk City Service and the OnNow Service and the operation of the CIM Talk City Service, the CIM Talk City Joint Content Areas, the CIM OnNow Service, the Talk City Service and the OnNow Service by LWP as contemplated herein will be accurate and correct, will not violate or infringe any third party rights, including intellectual property rights, and will not adversely affect the operation of the CIM Sites in a material manner.

          8.1.2 CIM REPRESENTATIONS AND WARRANTIES. CIM represents and warrants to LWP that (i) it has the right and power to perform its obligations and to grant the rights granted herein, (ii) CIM's creation and operation of the CIM Sites, the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow Service pursuant to this Agreement will not violate any agreement or obligation between CIM and a third party or any laws or regulations and (iii) except for material provided by LWP and its licensors, suppliers or agents pursuant to the terms hereof, the content included on the CIM Sites, the CIM Talk City Service, the CIM Talk City Joint Content Areas and the CIM OnNow Service as contemplated herein will be accurate and correct, will not violate or infringe any third party rights, including intellectual property rights, and will not adversely affect the operation of the LWP Services in a material manner.

     8.2  INDEMNIFICATION.

          8.2.1 LWP INDEMNIFIES CIM. LWP agrees to indemnify and hold harmless CIM, and its affiliates, directors, officers and employees, from and against any and all claims, liabilities, losses and actual damages, including reasonable attorney's fees of counsel of CIM's choosing, caused by, arising out of or related to (i) LWP's operation and management of the CIM Talk City Service, the CIM Talk City Joint Content Areas, the CIM OnNow Service, the Talk City Service and the OnNow Service, (ii) any breach of LWP's representations and/or warranties set forth in this Agreement or (iii) any breach of LWP's covenants set forth in this Agreement or other failure to perform in accordance with the terms hereof.

          8.2.2 CIM INDEMNIFIES LWP. CIM agrees to indemnify and hold harmless LWP, and its affiliates, directors, officers and employees, from and against, any and all claims, liabilities, losses and actual damages, including reasonable attorney's fees of counsel of LWP's choosing, caused by, arising out of or related to (i) any breach of CIM's representations and/or warranties set forth in this Agreement or (ii) any breach of CIM's covenants set forth in this Agreement or other failure to perform in accordance with the terms hereof.

          8.2.3 CONTROL OF LITIGATION. The indemnitor hereunder shall have full control of the defense of litigation relating to a claim for indemnity hereunder and may settle, compromise or adjust the same; provided, that an indemnitor may not consent to any entry of judgment or enter into any such settlement, compromise or adjustment which does not include as an unconditional term thereof the giving by the plaintiff or claimant to the indemnified party of a release of all liability in respect of the claim, liability or litigation); and provided further, however, that the indemnitee, upon relieving the indemnitor in writing of the obligations imposed hereunder for defense and indemnification, shall have the right, if it so elects, to conduct such litigation at its own expense by its own counsel.

          8.2.4 NOTICE AND DURATION. The above obligations for defense and indemnification shall be imposed only if (i) the indemnitee sends to the indemnitor timely written notice of first service of process upon the indemnitee and a timely written request to defend the litigation (such notice and request shall be deemed timely if given within a reasonable length of time after receipt of service by the indemnitee and a reasonable length of time prior to the date by which first response to such process is legally required, considering all the circumstances); (ii) while such litigation is pending, the indemnitee, upon request, shall furnish to the indemnitor all relevant facts and documentary material in the former's possession or under its control, and shall make its employees or other persons under its control with knowledge of relevant facts reasonably available to the indemnitor for consultation and as witnesses at their customary places of business; and (iii) the indemnitee does not enter into any settlement relating to any claim for which it requests indemnification hereunder without the prior approval of the indemnitor.

          8.2.5 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROSPECTIVE PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY FAILURE BY SUCH PARTY TO PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT.

9.   GENERAL PROVISIONS.
     -------------------

     9.1 FORCE MAJEURE. Neither party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence. Notwithstanding the foregoing, either party may terminate this Agreement upon written notice to the other party in the event such failure to perform continues unremedied for a period of thirty (30) days in the aggregate.

     9.2 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

     9.3  SURVIVAL. Sections 1, 2.9, 4.8, 8.1, 8.2, 9.2, 9.3, 9.9 and 9.10 shall survive the completion, expiration, termination or cancellation of this Agreement.

     9.4 WAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

     9.5 ENTIRE AGREEMENT. This Agreement together with the Exhibits attached hereto, which are hereby incorporated herein, sets forth the entire agreement, and supersedes any and all prior agreements, of the parties with respect to the transactions set forth herein.

     9.6 AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

     9.7 ASSIGNMENT. Neither party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party; provided, however, that no consent shall be unreasonably withheld and provided further that CIM shall have the right to assign its rights hereunder to any direct or indirect subsidiary of Cox Enterprises, Inc. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     9.8 PARTIAL INVALIDITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

     9.9 CONFIDENTIALITY. Each party hereto agrees to hold the terms and conditions of this Agreement and all information and material provided by the other party hereunder and identified at the time of disclosure as confidential to such party (the "Confidential Information") in confidence during the term of this Agreement and for three (3) years thereafter. "Confidential Information" shall not include information that: (i) is or becomes generally known or available, whether by publication, commercial use or otherwise, without restriction on disclosure and through no fault of the receiving party; (ii) is known by the receiving party prior to the time of disclosure; (iii) is independently developed or learned by the receiving party without reference to any Confidential Information of the disclosing party;
          (iv) is lawfully obtained from a third party that the receiving party reasonably believes has the right to make such disclosure. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the terms and conditions of this Agreement to their outside legal and financial advisors and to the extent required by applicable law; provided, however, that before making any such required public filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time prior to the time when disclosure is to be made, and the disclosing party will exercise commercially reasonable best efforts, in cooperation with the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

     9.10 APPLICABLE LAW: JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York without reference to conflict of law principles.

     9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

10.  SIGNATURES.
     -----------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIVE WORLD PRODUCTIONS, INC.                 COX INTERACTIVE MEDIA, INC.

By: /s/ Peter Friedman                            By: /s/ Peter M. Winter

Print Name: Peter Friedman                        Print Name: Peter M. Winter

Title: President                                  Title: President

                                LIST OF EXHIBITS
                                ----------------

EXHIBIT A.  CIM Sites.
---------

EXHIBIT B.  Procedures for Designation of CIM Talk City Joint Content Areas.
---------

EXHIBIT C.  Concept samples of the customized co-branded CIM Talk City Service
---------
               and CIM OnNow Service.

EXHIBIT D.  Concept samples of the customized co-branded CIM Talk City Joint
---------
            Content Areas.

EXHIBIT E.  Additional specific links to the CIM Sites in Exhibit A, if any, to
---------
            be provided in the Talk City Service, OnNow Service, CIM Talk City Service, and/or CIM OnNow Service.

EXHIBIT F.  Technologies that LWP and CIM specifically agree to utilize and/or
---------
            showcase and any specific requirements related to that use.

EXHIBIT G.  Additional LWP obligations relating to service or product
---------
            implementation, if any.

EXHIBIT H.  Concept samples of the integration of the CIM Talk City Service and
---------
            the CIM OnNow Service into the CIM Sites listed in Exhibit A.

EXHIBIT I.  Additional specific links required on the part of CIM.
---------

EXHIBIT J.  Additional CIM obligations relating to service or product
---------
            implementation, if any.

EXHIBIT K.  CIM and LWP sites or services that will be featured exclusively.
---------

EXHIBIT L.  Direct Competitors to CIM and LWP.
---------

EXHIBIT M.  Timeline.
---------

EXHIBIT N.  Talk City Terms of Service and Code of Conduct as of June, 1998,
---------

EXHIBIT O.  LWP Privacy and User Information and User Communication Policies as
---------
            of June, 1998.

EXHIBIT P.  Formats for CIM data, transcripts and other End User work product.
---------

EXHIBIT Q.  LWP and CIM advertising standards as of June, 1998.
---------

EXHIBIT R.  Competitors for whom the parties are restricted from selling
---------
            advertising to for the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas.

EXHIBIT S.  Illustrative table for calculating revenue, revenue splits and
---------
            inventory splits.

EXHIBIT T.  CIM Transaction Revenue Sharing to LWP on CIM E-commerce Sites.
---------

EXHIBIT A.  CIM Sites.
---------

CIM reserves the right to add to or amend this EXHIBIT A at any time, pursuant to the terms contained in SECTION 2.2.1 (LWP SERVICE IMPLEMENTATION OF THE CO-BRANDED SERVICES) of this Agreement.

GEOGRAPHICALLY-ORIENTED SITES AND SERVICES
------------------------------------------

AccessAtlanta.com
AccessArizona.com
AccessWaco.com
ActiveDayton.com
Austin360.com
BayInsider.com
Coast1073.com
GoCarolinas.com
GoPBI.com
GJSentinel.com
InsideCentralFlorida.com
KF1640.com
News-Journal.com
OCNow.com
RealPittsburgh.com
Reflector.com
SanDiegoInsider.com
SOFla.com
949Online.com
HamptonRoads.com

TOPICALLY-ORIENTED SITES AND SERVICES
------------------------------------

AutoConnect.com
Fastball.com
The Shopping Channel
GoBig12.com
GreatOutdoors.com
SECAction.com
Storm98.com
Y'all.com

OTHER SITES AND SERVICES
-----------------------

@ Home Sites

EXHIBIT B.  Procedures for Designation of CIM Talk City Joint Content Areas.
---------

CIM and LWP have agreed to cooperate, in good faith, to develop procedures to designate CIM Talk City Joint Content Areas as soon as practicable and/or commercially reasonable.

EXHIBIT C.  Concept samples of the customized co-branded CIM Talk City Service
---------
            and CIM OnNow Service and of the general Talk City Service with a link to CIM Sites on the top page.

See attached printouts of:

1.   General Talk City home page with local pulldown, local button

     Available at
     http://accessarizona.com/FEATURES/arizona/talkcity/talkcity_homepage.jpg
     ------------------------------------------------------------------------

2.   Talk City/CIM co-branded home page

     Available at
     http://accessarizona.com/FEATURES/arizona/talkcity/talkcity_cobrand001.jpg
     --------------------------------------------------------------------------

3.   On Now calendar

     Available at
     http://accessarizona.com/FEATURES/arizona/talkcity/talkcity_cobrand003.jpg
     --------------------------------------------------------------------------

EXHIBIT D.  Concept samples of the customized co-branded CIM Talk City Joint
---------
            Content Areas.

See attached printout, available at

http://accessarizona.com/FEATURES/arizona/talkcity/talkcity_cobrand002.jpg
--------------------------------------------------------------------------

EXHIBIT E.  Additional specific links to the CIM Sites in Exhibit A, if any, to
---------
be provided in the Talk City Service, OnNow Service, CIM Talk City Service, and/or CIM OnNow Service.

Local Communities Link on top level of Talk City Service and CIM Talk City Service that will link to Talk City Local community activity (Chats, Boards, Home Pages, etc.) including CIM Local Community activity, including CIM Talk City Joint Content Areas and links to CIM Sites with local content focus.

LWP shall develop, in cooperation with CIM, localized versions of the Chats associated with the various Chat channels offered by Talk City, subject to either it being commercially reasonable for LWP to do so, or CIM agreeing to pay TBD fees for such services.

LWP and CIM shall collaborate and cooperate in connection with the development of appropriate ontologies and directories that will integrate listings for the CIM Talk City Service, the CIM Talk City Joint Content Areas, the CIM OnNow Service and for other localized channels into the directories and indices of Talk City and OnNow, and in connection therewith, LWP shall collaborate with CIM and representatives of LookSmart Ltd. to implement and integrate such ontologies and directories into the Talk City and OnNow services in an effective, commercially reasonable manner, subject to LWP and LookSmart Ltd. concluding a mutually acceptable commercial agreement to do so.

LWP agrees that CIM shall have the right, at a future date during the term of this Agreement, to add to or amend this Exhibit E, subject to mutual agreement of the parties, which agreement shall not be unreasonably withheld.

EXHIBIT F.  Technologies that LWP and CIM specifically agree to utilize and/or
---------
showcase and any specific requirements related to that use.

From CIM
--------

CIM Group Builder web page building tools in conjunction with the Home Pages in the LWP Services.

From LWP
--------

Chat functionalities and personal publishing tools used in conjunction with the Home Pages in the LWP Services.

EXHIBIT G  Additional LWP obligations relating to service or product
---------
           implementation, if any.

With regards to Instant Messaging, LWP will, by the end of calendar Q4 1998, evaluate the then current commercially available Instant Messaging solutions and any emerging standards relating to Instant messaging across the Internet. With the completed evaluation and subject to the content of that evaluation, LWP will use commercially reasonable efforts to roll out Instant Messaging by the end of calendar Q2 1999.

CIM and LWP agree that CIM shall have the right, at a future date during the term of this Agreement, to list here the additional LWP obligations relating to service or product implementation, if any, subject to commercially reasonableness..

CIM reserves the right to add to or amend this EXHIBIT G at any time, subject to mutual agreement of the parties, which agreement shall not be unreasonably withheld.

EXHIBIT H.  Concept samples of the integration of the CIM Talk City Service and
---------
            the CIM OnNow Service into the CIM Sites listed in EXHIBIT A.

See attached printout of:

1.   CIM home page with links to chat, build a home page etc

     Available at
     http://accessarizona.com/FEATURES/arizona/talkcity/az homepage.jpg
     ------------------------------------------------------------------

2.   CIM community page with links to chat, On Now, personal home pages

     Available at
     http://accessarizona.com/FEATURES/arizona/talkcity/az community002.jpg
     ----------------------------------------------------------------------

3.   CIM channel page with links to chat, personal home pages

     Available at
     http://accessarizona.com/FEATURES/arizona/talkcity/az letsgoout.jpg
     -------------------------------------------------------------------

EXHIBIT I.  Additional specific links required on the part of CIM.
---------
None.

EXHIBIT J.  Additional CIM obligations relating to service or product
---------
            implementation, if any.
None.

EXHIBIT K.  CIM Sites and services that will be featured exclusively.
---------

Unless otherwise stated, this EXHIBIT K incorporates by reference all CIM sites specified on EXHIBIT A of this Agreement, as such EXHIBIT A may be amended pursuant to SECTION 2.2.1 (LWP SERVICE IMPLEMENTATION OF THE CO-BRANDED SERVICES) of this Agreement.

EXHIBIT L.  Direct Competitors for CIM and LWP.
---------

DIRECT CIM COMPETITORS
----------------------

Alta Vista
AOL-Digital Cities
CitySearch
City.Net
Excite
Geocities
Infoseek
Knight Ridder (Real Cities, Just Go)
Lycos/Tripod
Microsoft (Start, Sidewalk, etc.)
Mining Co.
New York Today
Web Crawler
Yahoo (Metros)
Zip2

     Any entity substantially engaged in the creation of local city sites or the publishing of locally oriented information on the Internet or any competing local city site or local network of city sites, or any other site substantially devoted to the provision of locally oriented online content or services which directly competes with CIM, including but not limited to sites and services owned or operated by television stations, radio stations, newspapers and other periodicals focusing on local content.

     CIM reserves the right to add to and amend this EXHIBIT L, subject to mutual agreement by the parties, which agreement shall not be unreasonably withheld.

DIRECT LWP COMPETITORS
----------------------

To Talk City
------------

AOL
GeoCities
The Globe.com
InfoSeek WBS
Lycos Tripod
Who Where's Angelfire
Xzoom
Yahoo Chat

     Other online services that are primarily oriented toward providing a broad array of community services including any or all of chat, home pages, discussion boards and other such services, as mutually agreed to by the parties.

To OnNow
--------

Net Guide Live Events Listings
Yack.com
Yahoo Net Events

     Other online services that are primarily oriented toward providing a broad array of community services including any or all of chat, home pages, discussion boards and other such services, as mutually agreed to by the parties.

EXHIBIT M.  Timeline.
---------

June 1998: Operating Agreement and Series D Equity Investment Agreement signed.

June-July 1998: Press Announcement.

July-September 1998: LWP to release CIM Talk City Service and CIM OnNow Service, subject to CIM providing necessary materials, input and approvals and reasonableness of development, ramp and release implementation. CIM to link these services into the CIM Sites.

CIM TALK CITY SERVICE AND CIM ONNOW SERVICE LAUNCH TIMELINE
-----------------------------------------------------------

WEEK OF                                          CITY
-------                                          ----

July 28, 1998                                    Phoenix, AZ
                                                 San Diego, CA
                                                 San Francisco, CA
                                                 Hampton Roads, VA
August 3, 1998                                   Atlanta, GA
                                                 Charlotte, NC
August 10, 1998                                  Orlando, FL
                                                 Seattle, WA
August 17, 1998                                  Dayton, OH
                                                 Providence, RI
August 24, 1998                                  Omaha, NE
                                                 Austin, TX
August 31, 1998                                  Orange County, CA
                                                 Palm Beach, FL
September 6, 1998                                Miami, OH
                                                 Pittsburgh, PA

EXHIBIT N.  Talk City Terms of Service and Code of Conduct as of June, 1998.
---------

http://www.talkcity.com/csa/TOS.htmpl
-------------------------------------

TALK CITY TERMS OF SERVICE AND CONDITIONS OF USE
------------------------------------------------

Welcome to Talk City. This Agreement states the terms and conditions governing the use of membership services on the Talk City Web Site (home.talkcity.com), hereafter called the "Site." Membership on the Site provides registered Members (each a "Citizen") with a package of content and services. Talk City may, at its discretion, add or delete features. By registering as a Citizen, you agree to use the Site in a manner consistent with all applicable laws and regulations and in accordance with the terms and conditions stated below.

1.   PRICE AND PAYMENT

Talk City membership content and services are available free of charge, exclusive of other Internet or other telecommunications fees. Talk City may offer fee-based membership programs in the future.

2.   TERMS OF CITIZENSHIP

Citizenship is available to anyone who registers all required information, provides an accurate, legitimate electronic mail address, and obtains a unique Talk City Citizen Name and password. Talk City does not discriminate on the basis of age, gender, or ethnicity. Citizenship is intended for personal use only and is non-transferable. Please see the "Termination of Service" clause below for additional Citizenship information.

No information should be submitted to or posted at Talk City's Web Sites by children 16 years of age or under without their parent's or guardian's consent. Talk City makes a special effort to advise those 16 and under to get parental permission before providing information or submitting any material to put online, and we urge parents to supervise their children's online use.

3.   CITIZEN WEB PAGE GUIDELINES

Talk City provides Citizen Web pages and the associated storage space in the Site as a service to Citizens. Talk City is not responsible for the content of any personal home page, and the views expressed in the Site are the responsibility of the posting Citizen and not Talk City. Talk City does not review Citizen Web pages in any way before they appear on the Site. Talk City reserves the right to remove any page from the Site. Talk City places an advertisement, a Talk City home button, and a navigational masthead at the top of all pages in the Site. Talk City also places a legal disclaimer at the bottom of all pages within the Site. Removal of the advertisement, Talk City home button, navigational masthead, and or disclaimer or any additional information placed on the Citizen's page by Talk City is grounds for removal of that page and termination of Talk City Citizenship.

Talk City provides space for Citizen Web pages, but makes no implied or express warranties about the reliability of these pages. Talk City is not responsible for any damage caused by loss of access to, or deletion or alteration of Citizen pages; individual Citizens are responsible for monitoring and creating backups of their pages.

Every Citizen creating a home page must adhere to Talk City's standards of content. We have found the following standards promote communication in an atmosphere of mutual respect:

A)    WE DON'T TOLERATE HARASSMENT.

We welcome people of all ages, races, religions, genders, national origins, sexual orientations and points of view. We don't tolerate expressions of bigotry, hatred, harassment or abuse, nor will we tolerate threats of harm to anyone. Because we encourage discussion and exchange of ideas, we don't allow defamatory, abusive, tasteless or indecorous content or statements. For the same reason, we don't allow sexually explicit material on the Citizen Web pages, nor links to such material. Topics dealing with human sexuality and other similar subjects can be discussed, but in an educational structured and monitored environment.

B)    WE ALLOW ONLY LEGAL ACTIVITIES.

Although this seems obvious, we don't allow any illegal activities. Specifically, we won't let you advocate illegal conduct or participate in illegal or fraudulent schemes. You can't use Citizen Web pages to distribute unauthorized copies of copyrighted material, including photos, artwork, text, recordings, designs or computer programs. Talk City does not allow the posting or use of computer programs that contain destructive features, such as viruses, worms, Trojan horses, bots scripts and any other form of invasive software. Talk City will not condone the following activities on Talk City:

i) making available copyrighted software which has been "cracked" - i.e., the copyright protection has been removed from the software;

ii) making available serial numbers for software which can be used to illegally validate or register software;

iii) making available tools which can be used for no purpose other than for "cracking" software (this does not include tools which have legitimate uses for software developers, system administrators, etc.).

Although Talk City cannot monitor all the postings in the chat rooms, home pages, discussion boards and other public areas, we reserve the right (but assume no obligation) to delete, move, or edit any postings that come to our attention that we consider unacceptable or inappropriate, whether for legal or other reasons.

We reserve the right to immediately remove your Citizen Web pages for content that we believe interferes with other peoples' enjoyment.

We want your use of your Citizen Web pages here to be enjoyable. If you have questions about our standards, or you find a Citizen's page that is particularly enjoyable, or one that you feel violates our standards, then please tell us about it by clicking on the "Your Comments On This Page?" button on that page.

4.    COMMERCIAL ACTIVITY ON CITIZEN WEB PAGES.

Use of your Citizen Web pages for commercial purposes may be limited by the following:
A)   No offering for sale of any products or services;
B)   No soliciting for advertisers or sponsors;
C) No displaying of a sponsorship banner of any kind, including those that are generated by banner or link exchange services, with the sole exception of those placed there by Talk City or its affiliates;

D) No displaying of banners for services that provide cash or cash-equivalent prizes to users in exchange for hyperlinks to their web site;
E) No promoting or soliciting for participation in multi-level marketing or pyramid schemes;
F)   No conducting raffles or contests that require any type of entry fee;
G) No violating Internet standards for the purpose of promoting your Citizen Web pages; i.e., mass mailing of unsolicited email to others; mass cross posting to Newsgroups, etc.;
H) No developing pages that consist of hyperlinks to content not allowed in Talk City.

5.   TALK CITY CITIZEN PROFILES

Initially, Citizen Web pages will be created from the information entered into your Talk City Citizen Profile. Therefore, the content contained on Citizen Profiles should conform to the same content standards described in this Agreement. In addition it is suggested that no revealing personal information be placed in the Citizen Profile, or later, when customization of Citizen Web pages is available, on those pages.

6.   RULES FOR ONLINE CONDUCT: TALK CITY MESSAGE BOARDS, CHATROOMS, AND
     AUDITORIUMS

By participating in any of the above services, the Citizen agrees to follow the Talk City Standards as outlined at http://www.talkcity.com/csa/. The information on that page (and as

                    ----------------------------

amended) is deemed to be incorporated into this document. Postings to Message Boards, and communication in Chatrooms and Auditoriums are not reviewed prior to appearing on the Site. Talk City reserves the right to edit, delete, or move any Postings to Message Boards and to terminate or suspend access to our chats for conduct that we believe interferes with other peoples' enjoyment. Talk City provides chats on a number of topics, but Talk City staff or volunteer hosts do not offer professional advice of any kind, and are speaking from their own experience or opinion as is helpful for the facilitating of conversation. Such personnel claim no professional expertise or authority.

We do our best to encourage comfort and discourage disruptive communication.

We also discourage disruptive statements that incite others to violate our standards. We encourage your participation in upholding our standards.

When in doubt about appropriate behavior here, remember that Talk City is an electronic world, but the people here are real. So, just as when you join any gathering of people, we ask that you treat others with respect and with care.

7.   PRIVACY

Please review our policy with regards to a users right to privacy at http://www.talkcity.com/csa/privacy.htmpl. The information on that page (and as amended) is
-----------------------------------------
deemed to be incorporated into this document.

The exchange between Talk City and the Citizen of information such as passwords or electronic mail may not be secure given the current state of the Internet. Talk City encourages Citizens to change their passwords frequently.

By submitting material to Talk City, you are permanently granting Talk City all rights to the material, including the right to modify the material, to use it commercially, and to maintain the material in an archive.

8.   COPYRIGHTED MATERIAL

All material on the Site, including, without limitation, text, software, photos, video, graphics, music and sound, are protected by U.S. and international copyright laws, both as individual works and as a collection. The downloading or use of copyrighted material provided by Talk City or a third-party content provider is allowed by Citizens for personal use only on the Site. Citizens may not copy, reproduce, retransmit, distribute, publish, commercially exploit, or otherwise transfer any such copyrighted material in any format, electronic or otherwise. Any material protected by copyright may not be placed on the Site or the Citizenship area without the express permission of the author or owner of the copyright on that material. With specific regard to issues of software piracy, please see section 3B above.

9.   LIMITATIONS OF LIABILITY AND WARRANTY

The Citizen agrees that the use of the Site is entirely at the Citizen's own risk. The Site is provided on an "as is" basis without warranties of any kind, either expressed or implied. Furthermore, Talk City, Cox Interactive Media and other third-party content providers make no warranty with respect to any-content, information, services, or products provided through or in conjunction with the Site.

The Citizen specifically agrees that Talk City, Cox Interactive Media and other third-party content providers are not liable for any conduct by Citizens associated with the Site, including, but not limited to, Citizen Web pages, Citizen Profiles, message boards, chatrooms, or auditoriums. Talk City, Cox Interactive Media and other third-party content providers make no guarantee of the accuracy, correctness, or completeness of any information on the Site and are not responsible for (i) any errors or omissions arising from the use of such information; (ii) any failures, delays, or interruptions in the delivery of any content or services contained within the Site; or (iii) losses or damages arising from the use of the content or services provided by the Site.

10.  INDEMNITY

As a Citizen, you agree to indemnify Talk City and any third-party information provider against any and all claims and expenses, including attorneys' fees, arising from the Citizen's use of the Site. This expressly includes: (i) Citizen's responsibility for any and all liability arising from the violation or infringement of proprietary rights or copyrights and (ii) any libelous or unlawful material contained within Citizen Web pages, resumes, profiles, or Postings.

11.  TERMINATION OF SERVICE

Talk City may terminate Citizenship and any and all information, communications, Postings, or Web pages at any time, without notice, for conduct that violates this Agreement or other policies or guidelines set out by Talk City elsewhere on the Site. Talk City may terminate Citizenship and delete any and all information, communications, Postings, or Web pages for online conduct that Talk City believes is harmful to other Citizens, the business of Talk City, or other third-party information providers.

12.  CHOICE OF LAW

This Agreement shall be constructed and controlled by the laws of the State of California, without regard to its conflict of law provisions. Any dispute arising hereunder will be governed by the laws of the State of California. The Citizen agrees to personal jurisdiction by the state and federal courts of the State of California.

13.  MERGER CLAUSE

This Agreement, and the content of the referred to URL locations, constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any other agreement, proposals and communications, written or oral, between Talk City representatives and the Citizen. Talk City may amend this Agreement at any time with notice from Talk City to the Citizen as published on the Site.

http://www.talkcity.com/csa
---------------------------

TALK CITY CODE OF CONDUCT, JUNE 1998
------------------------------------

Because our goal in Talk City is to promote communication in an atmosphere of mutual respect, we have a few city ordinances. Also read our Terms of Service, and Privacy Policy.

*    WE DON'T TOLERATE HARASSMENT.

We welcome people of all ages, races, religions, genders, national origins, sexual orientations and points of view. We don't tolerate expressions of bigotry, hatred, harassment or abuse, nor will we tolerate threats of harm to anyone. Because we encourage discussion and exchange of ideas, we don't allow defamatory, abusive, tasteless or indecorous statements. For the same reason, we don't allow sexually explicit material in conversations or nicknames.

We recognize that kids and teens need to have rooms that nurture them, as such rooms with the designation of "4Kids" have standards that in addition to all other standards, do not allow sexually suggestive conversations or names. For the same reason we don't allow sexually suggestive innuendoes or double entendre. Topics dealing with human sexuality and other similar subjects can be discussed but in an educational structured and monitored environment.

We invite people to open public rooms and to apply for permanent rooms. Creators (Operators) of such rooms must follow our City Ordinances in room name, topic, and content. Operators may use the /kick command only if a participant violates one of the City Ordinances. Operators should then contact the City Standards Advisor about the kicked offender (/msg CSA Message).

*    WE ALLOW ONLY LEGAL ACTIVITIES.

Although this seems obvious, we don't allow any illegal activities. Specifically, we won't let you advocate illegal conduct or participate in illegal or fraudulent schemes. You can't use our chat rooms (channels) to distribute unauthorized copies of copyrighted material, including photos, artwork, text, recordings, designs or computer programs. Even though it's not exactly illegal, we won't let you impersonate someone else, including one of our trained chat hosts. Please do not use a nickname that would lead people to believe you are a member of the City Conference Crew, Forum Volunteers or Community Standards Advisors (that is, including the letters CCC or CSA). People depend on our hosts as official representatives, and respect the fact that they have earned their CCCs or CSAs through special training.

With regards to chats; Talk City provides chats on a number of topics, Talk City staff or volunteer hosts are not giving professional advise of any kind, but are speaking from their own experience or opinion as helpful for the conducting of a conversation. Such personnel claim no professional or expertise or authority.

*    WE DO OUR BEST TO ENCOURAGE COMFORT AND DISCOURAGE DISRUPTIVE
     COMMUNICATION.

Talk City doesn't allow posting or use of computer programs that contain destructive features, such as viruses, worms, Trojan horses, bots scripts and so on. We also discourage disruptive conduct: Persistent off-topic comments in a topic-oriented conference, statements that incite others to violate the City ordinances, or the physical act of "scrolling" -- repeatedly hitting the Return key in a conference.

The use of pop-ups that are excessively long; the use of pop-ups or sound waves in a repetitive manner such that it disrupts the topic or conversation in a room is not allowed. Users inviting others to visit web sites with content that would not comply with Talk City Standards are considered to be in violation of our standards and subject to action by the CSA and other staff.

*    WE DO NOT ALLOW UNAUTHORIZED COMMERCIAL ACTIVITY.

We encourage communication between our members but posting or transmitting of unauthorized or unsolicited advertising, promotional materials, or any other forms of solicitation to other users, in Talk City, except in those areas that maybe designated for such a purpose are not allowed.

*    WE ENCOURAGE YOUR PARTICIPATION IN UPHOLDING CITY ORDINANCES.

We want your visit here to be enjoyable. If you have questions about City Ordinances, or need to report a violation, ask a conference host or a Community Standards Advisor to help you (someone with CCC or CSA attached to their nickname). We reserve the right to immediately terminate or suspend access to our chats for conduct that we believe interferes with other peoples' enjoyment. When in doubt about appropriate behavior here, remember that Talk City is an electronic world, but the people here are real. So, just as when you join any gathering of people, we ask that you treat others with respect and with care.

THANKS FOR JOINING THE TALK CITY COMMUNITY!

EXHIBIT O.  LWP Privacy and User Information Policies as of June, 1998.
---------

http://www.talkcity.com/csa/privacy.htmpl
-----------------------------------------

YOUR PRIVACY IN OUR COMMUNITY
-----------------------------

It is Talk City's (and its parent studio, LiveWorld Productions') policy to use its best efforts to respect the privacy of its on-line visitors. Talk City does not use cookie technology to obtain any information from its on-line visitors. Talk City's cookie "lives" on your hard drive and keeps track of our predefined browser settings: tool bar off and music on, as well as demographic information, preferred client, and nickname. This allows us to optimize your on-line experience. We also track the total number of visitors to our site in an aggregate form (this means you're one of the bunch, your information isn't singled out) to allow us to update and improve our site, and tell other people something about the numbers of people who come to talkcity.com. Personally identifiable information is not extracted in this process.

Talk City only collects personally identifiable data, such as names, addresses, e-mail addresses, and the like, when voluntarily submitted by a visitor. We will use the information we collect from our members during the registration process only to make Talk City better and more responsive to users--to help us customize the service, and target advertising, sponsorships, and e-mail offers based on our members' demographics, likes, dislikes, and affiliations. At our discretion we will make the information about Talk City's users available in aggregate form to help describe and identify our users to our partners, the industry and public at large, and our advertisers. We will not share any detailed individual member information with other companies unless the member explicitly agrees to our doing so.

POLICIES FOR INDIVIDUALS 16 AND UNDER

No information should be submitted to or posted at Talk City's Web sites by children 16 years of age or under without their parent's or guardian's consent. Unless otherwise disclosed during its collection, Talk City does not provide any personally identifying information, regardless of its source, to any third party for any purpose whatsoever. Talk City will not post anyone's e-mail address unless they specifically give their permission, as in the "Make Friends" section of nickname and Home Page registration. Talk City encourages parents and guardians to spend time on-line with their children and to participate in the interactive activities offered on the sites.

INFORMATION FOR PARENTS

We make a special effort to advise kids to get parental permission before providing information or submitting stuff to put on-line, and we urge parents to supervise their kids' on-line use. Personally identifiable information may be collected in response to registrations, Talk City Home Pages, contest entry forms, subscribing to an e-mail newsletter, etc. This information will be used by Talk City for internal purposes, and shared in aggregate form with our partners, advertiser and third parties. We offer an "unsubscribe" option if at any time they wish to cease receiving e-mails from Talk City. Any changes in these privacy policies by Talk City will be promptly communicated on this page. In the Talk City nickname and Home Page registration process, we have two clearly marked areas. Information entered on the first page will be kept private. Information on the second page (called Make

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Friends) will be shown on the person's web page and chat profile, so caution should be taken on what information is entered here.

LINKS TO OTHER SITES

We do our best to make sure that every link we have on this site works and sends you to a clean and well lit place on the World Wide Web. But because Web sites can change so quickly, we can't guarantee the content of every link from the places we link to (get it?). Young people: it's always a good idea to check with your parents or teacher before heading off to any new sites.

LWP END USER COMMUNICATIONS POLICY
----------------------------------

Talk City will not sell or offer its users' email address and personal information to any other vendor or company, without the users' express permission. Talk City will communicate regularly via email and other methods with its users about changes, additions, offers, and enhancements to the service that all users will be interested in. We respect our users and endeavor to communicate with them in a reasonable, consistent and experience enhancing manner. When we work with partners, we endeavor to coordinate our communications to Talk City users with these same principles.

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

EXHIBIT P.  Formats for CIM data, transcripts and other End User work product.
----------

CIM and LWP agree to cooperate, in good faith, to develop and agree to formats and specifications for data to be provided by LWP to CIM pursuant to SECTION 2.8 (USER DATA; OWNERSHIP, COLLECTION AND DATA MINING) of the Agreement, as soon as practicable and/or commercially reasonable.

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

EXHIBIT Q.  LWP and CIM advertising standards as of June, 1998.
---------

LWP ADVERTISING STANDARDS
-------------------------

LiveWorld does not accept advertising that focuses on alcohol, tobacco, drugs, explicit sex, pornography, profanity or hate or otherwise, in LiveWorld's reasonable judgment, violates the standards of LiveWorld's services and/or is not in the best interest of it's audiences, partners or services. LiveWorld reserves the right to refuse, reject, and/or cancel any advertising orders or material at any time at the company's discretion.

STANDARD TERMS AND CONDITIONS FOR CIM ADVERTISING
-------------------------------------------------

     The following terms and conditions (the "Standard Terms") are deemed to be incorporated into insertion orders (the "Insertion Order") for CIM Advertising:

     1. TERMS OF PAYMENT: Advertiser will be invoiced on the last day of the contract period set forth on the Insertion Order. Payment shall be made to Cox Interactive Media, Inc. (CIM) within thirty (30) days from the date of the invoice, which date shall be no earlier than the advertisement date specified in the Insertion Order. Amounts paid after such date shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event of any failure by Advertiser to make payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by CIM in collecting such amounts.

     2. POSITIONING: Except as otherwise expressly provided in the Insertion Order, positioning of advertisements on any CIM web page is at the sole discretion of CIM. Advertiser acknowledges that CIM has not made any guarantees with respect to usage statistics or levels of impressions for any advertisement except where expressly stated in the Insertion Order. CIM provides Advertiser with estimated usage only as a courtesy to the Advertiser and shall not be held liable for any claims relating to said usage statistics. Any information collected by CIM or its site vendors relating to users or subscribers to CIM's or Advertiser's site (including without limitation any personally identifiable transactional data, "clickstream" data or demographic information relating to users of the site) shall be the property of CIM, and Advertiser shall not obtain any rights in such information by virtue of this Agreement.

     3. ADVERTISING AGENCIES: If Advertiser is using an advertising agency for the purposes of this Agreement, Advertiser and such agency shall be jointly and severally liable hereunder. The entity signing this Agreement on behalf of Advertiser warrants that it is duly authorized and has the full power to bind Advertiser to this Agreement, and agrees to indemnify and hold CIM and its affiliated companies harmless from any and all claims, losses, damages or costs (including reasonable attorneys' fees) arising out of a breach of the foregoing warranty. Advertiser shall be solely responsible for any commission or other payment due to any such agency.

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

     4. RENEWAL: Except as expressly set forth in the Insertion Order, any renewal of the Insertion Order and acceptance of any additional advertising order shall be at CIM's sole discretion. Pricing for any renewal period is subject to change by CIM from time to time.

     5. OWNERSHIP: All advertising material or other content that represents the creative effort of CIM and/or the utilization of creativity, illustrations, labor, composition or material furnished by it, is and remains the property of CIM, including all rights of copyright therein. Advertiser shall not authorize electronic, photographic or other reproduction, in whole or in part, of any such material for use in any other medium without CIM's prior written consent.

     6. NO ASSIGNMENT OR RESALE OF AD SPACE: Advertiser may not resell, assign or transfer any of its rights hereunder, and any attempt to resell, assign or transfer such rights shall result in immediate termination of this contract, without liability to CIM.

     7. DISCLAIMER; LIMITATION OF LIABILITY: CIM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND CIM SHALL HAVE NO LIABILITY OR RESPONSIBILITY TO ADVERTISER OR ANY OTHER PERSON WITH RESPECT TO ANY LIABILITY, LOSS OR DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR SPECIAL OR CONSEQUENTIAL DAMAGES, CAUSED BY OR ARISING OUT OF, EITHER DIRECTLY OR INDIRECTLY, ANY BREACH BY CIM OF ANY OF THE TERMS OF THIS AGREEMENT, OR IN ANY MANNER ARISING OUT OF OR IN CONNECTION WITH ANY ADVERTISEMENT OR OTHER MATERIAL DISPLAYED ON CIM'S OR ADVERTISER'S SITE(S), THE MANNER IN WHICH ANY MATERIAL IS DISPLAYED ON CIM'S OR ADVERTISER'S SITE(S), OR THE FAILURE TO DISPLAY ANY ADVERTISEMENT OR OTHER MATERIAL ON CIM'S OR ADVERTISER'S SITE(S). SPECIFICALLY, AND WITHOUT IN ANY WAY LIMITING THE FOREGOING, CIM DOES NOT REPRESENT OR WARRANT THAT ANY ADVERTISEMENT(S) OR OTHER MATERIAL WILL BE DISPLAYED ON CIM'S OR ADVERTISER'S SITE WITHOUT INTERRUPTION OR ERROR. CIM'S LIABILITY HEREUNDER SHALL BE LIMITED TO THE AMOUNT PAID TO IT BY ADVERTISER UNDER THIS AGREEMENT OR PLACEMENT OF THE ADVERTISEMENT AT A LATER TIME IN A COMPARABLE POSITION.

     8. ADVERTISER REPRESENTATIONS; INDEMNIFICATION: Advertisements are accepted upon the representation that Advertiser has the rights to publish, transmit and make copies of the contents of the advertisement, without infringement of any rights of any third party or violating any applicable laws, rules or regulations. In consideration of such publication, Advertiser agrees to indemnify and hold CIM, its affiliated entities and its employees harmless against any and all expenses and losses of any kind (including reasonable attorneys' fees and costs) incurred by CIM in connection with any claims of any kind arising out of publication of the advertisement (including, without limitation, any claim of trademark or copyright infringement, libel, defamation, breach of confidentiality, false or deceptive advertising or sales practices) and/or any material of Advertiser to which users can link through the advertisement.

     9. PROVISION OF ADVERTISING MATERIALS: Advertiser will provide all materials for the advertisement (including GIF files), in accordance with CIM's policies in effect from time to time, including (without limitation) the manner of transmission to CIM and the time prior to

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

publication of the advertisement. CIM shall not be required to publish any advertisement that is not received in accordance with such policies. All expenses connected with the delivery to CIM of advertising material or other web page content of Advertiser and the return of such materials from CIM (if return is directed in writing by Advertiser) shall be paid by Advertiser. CIM may dispose of any advertising materials delivered to it unless acceptable prepaid return arrangements have previously been made.

     10. RIGHT TO REJECT ADVERTISEMENT: All contents of advertisements are subject to CIM's approval. CIM reserves the right to edit, revise, reject or cancel any advertisement, or reject or cancel any insertion order, space reservation or position commitment at any time. In addition, CIM shall have the absolute right to reject any URL link embodied within any advertisement.

     11. CANCELLATIONS: Except as otherwise provided in the Insertion Order, the Insertion Order is non-cancelable by Advertiser.

     12. DEFAULT BY ADVERTISER: CIM may terminate this Agreement upon notice to Advertiser in the event of default by Advertiser in the payment of any invoice or any other breach of the terms of this Agreement. Upon such termination, all charges for services completed hereunder shall become immediately due and payable, including interest on any sums not paid when due, as provided in paragraph 1 of these Standard Terms. Notwithstanding anything in this Agreement to the contrary, any termination or cancellation of this Agreement shall not release Advertiser from its obligation to make payment for all Advertisements that have been displayed on CIM's site(s) or for other charges as provided herein incurred prior to the date such termination or cancellation becomes effective.

     13. CHANGE IN LAW: In the event of a material change in law, government policy or regulation that effectively prevents a party from lawfully performing any of its obligations under this Agreement, the parties shall negotiate in good faith to reform or amend this Agreement so that performance may be made possible. If the parties are unable to reform or amend the Agreement in a mutually acceptable manner within 30 days of the date of such change, then this Agreement shall terminate automatically, without any penalty or further liability to either party.

     14. TAXES: In the event that any federal, state or local taxes are imposed on the display of Advertisement(s) or other material on CIM's or Advertiser's sites, such taxes shall be assumed and paid by Advertiser.

     15. CONSTRUCTION: No conditions other than those set forth in the Insertion Order or these Standard Terms shall be binding on CIM unless expressly agreed to in writing by CIM. In the event of any inconsistency between the Insertion Order and the Standard Terms, the Standard Terms shall control.

     16. MISCELLANEOUS: These Standard Terms, together with the Insertion Order, (i) shall be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law;
(ii) may be amended only by written agreement executed by an authorized representative of each party; and (iii) constitute the complete and entire expression of the

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agreement between the parties, and shall supersede any and all other agreements, whether written or oral, between the parties.

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

EXHIBIT R.  Competitors for whom the parties are restricted from selling
---------
            advertising to for the CIM Talk City Service, the CIM OnNow Service and the CIM Talk City Joint Content Areas

RESTRICTED LWP COMPETITORS FOR THE CIM TALK CITY SERVICE AND CIM TALK CITY JOINT
--------------------------------------------------------------------------------
CONTENT
-------

AREAS
-----

AOL
GeoCities
The Globe.com
InfoSeek WBS
Lycos Tripod
Who Where's Angelfire
Xzoom
Yahoo Chat

RESTRICTED LWP COMPETITORS FOR THE CIM ONNOW SERVICE
----------------------------------------------------

Net Guide Live Events Listings
Yack.Com
Yahoo Net Events

RESTRICTED CIM COMPETITORS FOR THE CIM TALK CITY SERVICE, THE CIM ONNOW SERVICE
--------------------------------------------------------------------------------
AND CIM TALK CITY JOINT CONTENT AREAS
-------------------------------------

Alta Vista
AOL-Digital Cities
CitySearch
City.Net
Excite
Geocities
Infoseek
Knight Ridder (Real Cities, Just Go)
Lycos/Tripod
Microsoft (Start, Sidewalk, etc.)
Mining Co.
New York Today
Web Crawler
Yahoo (Metros)
Zip2

     Any entity substantially engaged in the creation of local city sites or the publishing of locally oriented information on the Internet or any competing local city site or local network of city sites, or any site substantially devoted to the provision of locally oriented online content or services which directly compete with CIM, including but not limited to sites and services owned or operated by television stations, radio stations, newspapers and other periodicals focusing on local content.

     CIM reserves the right to add to and amend this EXHIBIT R, subject to mutual agreement by the parties, which agreement shall not be unreasonably withheld.

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

EXHIBIT S.  Illustrative table for calculating revenue, revenue splits and
---------
            inventory splits.

These tables illustrate the methodology for calculating revenue sharing and sales inventory splits. For reference, the general Advertising Revenue splitting principle was that sixty-five percent (65%) of any Advertising Revenue is kept by the selling party while thirty-five percent (35%) is turned over to the non-selling party or parties. In addition, in situations like those described in Scenarios 3 and 4 below, where Other Partners (e.g. the source of traffic to a particular Web site or service) are allocated Advertising Inventory based on either a content or traffic contribution, LWP shall be responsible for collecting and auditing the Advertising Revenue split owed by those Other Partners to CIM.


SCENARIO 1 (PER SECTIONS 4.3.2(i) AND 4.3.3(i)). CIM End Users to CIM-linked
-----------------------------------------------
Talk City Joint Content Areas.


INVENTORY SPLIT

                  Distribution     Content     Infrastructure       Total

CIM               50%              25%          0%                  75%
LWP                0%               0%         25%                  25%
Other Partner      0%               0%          0%                   0%
                                                                   100%


REVENUE SPLIT

                                                            Gross Revenue %

CIM                       (65%x75%) + (35%x25%)                  57.5%
LWP                       (65%x.25%) + (35%x75%)                 42.4%
Other Partner                 N/A
                                                                  100%

SCENARIO 2 (PER SECTIONS 4.3.2(ii) AND 4.3.3(ii)). CIM End Users to the CIM Talk
--------------------------------------------------
City Service and the CIM OnNow Service.


INVENTORY SPLIT
                   Distribution     Content     Infrastructure     Total

CIM                50%               0%         0%                 50.000%
LWP                 0%              50%        50%                 50.000%
Other Partner       0%               0%         0%                      0%

                                                                  100.000%


REVENUE SPLIT
                                                          Gross Revenue %

CIM                        (65%x50%) + (35%x50%)               50.000%
LWP                        (65%x.50%) + (35%x50%)              50.000%
Other Partner                  N/A
                                                              100.000%

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

SCENARIO 3 (PER SECTIONS 4.3.2(iii) AND 4.3.3(iii)). End Users from CIM Sites to
-----------------------------------------------
Other Partner Joint Content Areas. This model assumes that LWP has agreed to give fifty percent (50%) of its fifty-percent (50%) overall allocation of Advertising Inventory to the Other Partner, giving such Other Partner twenty-five percent (25%) of the overall Advertising Inventory on such Other Partner Joint Content Areas.



INVENTORY SPLIT

                       Distribution    Content    Infrastructure      Total

CIM                         50%            0%            0%         50.000%
LWP                          0%            0%           25%         25.000%
Other Content Partner        0%           25%            0%         25.000%
                                                                   100.000%


REVENUE SPLIT

          Gross Revenue %

CIM                      (65%x50%) + (35%x25%)                      41.250%
LWP                (35%x50%) + (35%x.25%) + (65%x25%)               27.625%
                         -[(35%x25%x50%) + (35%x25%)]
Other Partner     (65%x25%) + (35%x25%) + (35%x35%x50%)             31.125%
                                                                   100.000%

SCENARIO 4 (PER SECTIONS 4.3.2(iv) AND 4.3.3(iv)). End Users from non-CIM Sites
--------------------------------------------------
accessing General CIM Talk City Joint Content Areas. This model assumes that LWP has agreed to give an Other Partner a fifty percent (50%) overall allocation of Advertising Inventory on such General CIM Talk City Joint Content Areas.


INVENTORY SPLIT
                 Distribution         Content    Infrastructure     Total

CIM                  0%                 25%            0%           25.000%
LWP                  0%                  0%           25%           25.000%
Other Partner       50%                  0%            0%           50.000%

                                                                   100.000%


REVENUE SPLIT

                                                               Gross Revenue %

CIM              (65%x25%) + (35%x25%) + (35%x35%x50%)             31.125%
LWP                 (35%x25%) + (35%x.50%) + (65%x25%)             27.625%
                          -[(35%x35%x50%) + (35%x25%)]
Other Partner                (65%x50%) + (35%x25%)                 41.250%
                                                                  100.000%

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

EXHIBIT T.  CIM Transaction Revenue Sharing to LWP on CIM E-commerce Sites
---------

CIM and LWP agree that CIM shall have the right, at a future date, to list here the e-commerce sites and the transactions revenue split and payment terms it will provide to LWP for transaction revenue on CIM E-Commerce sites that results from links from the LWP Services to CIM E-Commerce Sites.

CIM shall only split transaction revenue to LWP for traffic driven to the sites listed below from the general Talk City Service, the general OnNow Service and LWP Other Partner versions of those services, and shall not split transaction revenue to LWP for traffic driven to the sites listed below from the CIM Talk City Services, the CIM OnNow Service or the CIM-linked Talk City Joint Content Areas.

CIM E-Commerce Site        Transaction Revenue Splits         Payment Terms

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